Exhibit 10.1

Execution Version

ORCIC SENIOR LOAN FUND LLC

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

THE SECURITIES REPRESENTED BY THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATES OR OTHER JURISDICTIONS. THEY ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND THE REGISTRATION AND QUALIFICATION REQUIREMENTS OF SUCH LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND SUCH LAWS PURSUANT TO REGISTRATION, QUALIFICATION, OR EXEMPTION THEREFROM AND IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR BY ANY STATE OR OTHER SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE OFFERING MATERIALS, AND ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

ORCIC SENIOR LOAN FUND LLC

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

This Limited Liability Company Agreement, dated as of November 2, 2022, is entered into by and between Owl Rock Core Income Corp. and State Teachers Retirement System of Ohio (collectively, the “Members”).

WHEREAS, ORCIC Senior Loan Fund LLC (the “Company”) was formed as a limited liability company under the Act (as defined below), upon the filing of a Certificate of Formation with the Secretary of State of the State of Delaware on February 22, 2022;

WHEREAS, pursuant to the Certificate of Formation, the Company’s initial name was “ORCIC BC 9 LLC;”

WHEREAS, Owl Rock Core Income Corp. is party to a Limited Liability Company Agreement of ORCIC BC 9 LLC, dated as of February 14, 2022 (the “Prior LLC Agreement”);

WHEREAS, the Company’s name was changed from “ORCIC BC 9 LLC” to “ORCIC Senior Loan Fund LLC”, upon the filing of a Certificate of Amendment to the Certificate of Formation with the Secretary of State of the State of Delaware on October 26, 2022;

WHEREAS, the Members desire to amend and restate the Prior LLC Agreement in its entirety as herein set forth, such amendment and restatement to become effective as of the date hereof, to set forth the terms of a co-managed limited liability company under the Act (as defined below) for the purposes and pursuant to the terms set forth herein;

NOW THEREFORE, in consideration of the mutual agreements set forth below, and intending to be legally bound, the Members hereby agree as follows:

Article I. DEFINITIONS

For purposes of this Agreement, the following terms shall have the following meanings:

“1940 Act”: the U.S. Investment Company Act of 1940, as amended.

“Acceptance Period”: the meaning set forth in Section 7.01(f)(ii).

“Act”: the Delaware Limited Liability Company Act, as from time to time in effect.

“Advancing Member”: has the meaning set forth in Section 3.02.

“Administrative Agent”: Owl Rock Capital Advisors LLC or an Affiliate thereof retained by the Company with Board Approval to perform administrative services for the Company.

“Administrative Services Agreement”: the Administrative Services Agreement between the Company and the Administrative Agent, as amended from time to time with Board Approval.

“Affiliate”: with respect to a Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person.

“Agreement”: this Amended and Restated Limited Liability Company Agreement, as it may from time to time be further amended.

“Alternative Investment Vehicle”: the meaning set forth in Section 3.05.

“Board”: the Board of Directors of the Company.

“Board Approval”: as to any matter requiring Board Approval hereunder, the unanimous approval or subsequent ratification by each of the Directors. All matters requiring Board Approval are set forth in further detail in Schedule A of this Agreement.

“Broadly Syndicated Loans”: syndicated loans that are not primarily underwritten or co-underwritten by ORCIC’s investment adviser or an Affiliate thereof.

“Capital Account”: as to each Member, the capital account maintained on the books of the Company for such Member in accordance with Section 4.01.

“Capital Commitment”: as to each Member, the total amount set forth on the Member List, which is contributed and agreed to be contributed to the Company by such Member as a Capital Contribution.

“Capital Contribution”: as to each Member, the aggregate amount of cash actually contributed to the equity capital of the Company by such Member as set forth in Section 3.01. The Capital Contribution of a Member that is an assignee of all or a portion of an equity interest in the Company shall include the Capital Contribution of the assignor (or a pro rata portion thereof in the case of an assignment of less than the entire interest of the assignor). Notwithstanding the foregoing, and subject to Board Approval, each Member shall be permitted to make a Capital Contribution to the Company in the form of interests in Investments currently owned by the Member. These contributed interests shall be valued in accordance with this Agreement.

“Certificate of Formation”: the certificate of formation for the Company filed under the Act, as from time to time amended.

“CLO Notes”: senior and subordinated notes issued by collateralized loan obligations.

“Code”: the Internal Revenue Code of 1986, as from time to time amended.

“Company”: the limited liability company created and existing pursuant to the Certificate of Formation and this Agreement.

“Company Counsel”: the meaning set forth in Section 10.10.

“Company Level Information”: the meaning set forth in Section 9.04(d).

“Contribution”: has the meaning given thereto in Rule 206(4)-5 of the Investment Advisers Act of 1940.

“Default Date”: the meaning set forth in Section 3.03(a).

“Default Loan”: the meaning set forth in Section 3.03(b)(iii).

“Defaulting Member”: the meaning set forth in Section 3.03(a).

“Delayed Contributions”: has the meaning set forth in Section 3.02.

“Delayed Member”: has the meaning set forth in Section 3.02.

“Electing Member”: has the meaning set forth in Section 8.03(e).

“Election to Purchase”: has the meaning set forth in Section 8.03(e).

“ERISA”: the Employee Retirement Income Security Act of 1974, as from time to time amended.

“ERISA Plan”: a Person that is an “employee benefit plan” within the meaning of, and subject to the provisions of, ERISA.

“Expenses”: all costs and expenses, of whatever nature, directly or indirectly borne by the Company, including, without limitation, those borne under the Administrative Services Agreement, any sub-administrative services agreement or borne with respect to any Financing Subsidiary.

“Facility”: the meaning set forth in Section 2.04(b)(iv).

“FATCA”: the meaning set forth in Section 10.21(c)(i).

“Financing Subsidiary”: shall mean a direct or indirect subsidiary of the Company, including without limitation a bankruptcy remote special purpose entity that will enter into a credit facility or issue debt.

“GAAP”: United States generally accepted accounting principles.

“GAAP Profit or GAAP Loss”: as to any transaction or fiscal period, the net income or loss of the Company under GAAP.

“Harm”: the meaning set forth in Section 6.12(a).

“Illiquid Security”: any security other than one which is marketable. For purposes of this definition, a security is marketable only if it (i) is traded on or through a national or other established securities exchange or the National Association of Securities Dealers, Inc. Automated Quotation System, (ii) can be sold, with or without volume limitations, to the general public by a Member receiving a distribution of such security, and (iii) is not subject to contractual restrictions on transfer.

“Independent Valuation Firm”: any of Kroll Inc., Houlihan Lokey, Inc., Lincoln International, Valuation Research Corporation or, Alvarez & Marsal.

“Investment”: an investment of any type held, directly or indirectly, by the Company from time to time. By way of example, Investments may include loans, notes and other debt instruments, total return swaps and other derivative instruments, participation interests, warrants, equity securities including common stock, preferred stock and structured equity products, portfolios of any of the foregoing and derivative instruments related to any of the foregoing. Investments do not include interests in Subsidiaries.

“Investment Committee” means a committee consisting of an equal number of ORCIC IC Representatives and OSTRS IC Representatives.

“Investor Laws”: the meaning set forth in Section 7.02.

“Loans”: senior secured loans that are secured by a first lien on some or all of the obligor’s assets, including, without limitation, traditional senior secured loans and any related delayed draw loan or any revolving credit facility or similar credit facility provided by the Company or any Financing Subsidiary, directly or indirectly, to a borrower or acquired from another Person and which, for the avoidance of doubt, do not include Broadly Syndicated Loans.

“Member”: each Person identified as a Member in the first sentence hereof, and any Person that is or becomes a Member of the Company.

“Member List”: the meaning set forth in Section 2.07.

“Notice of Intent”: the meaning set forth in Section 7.01(f).

“Ohio Act”: the meaning set forth in Section 9.04(d).

“Organization Costs”: all out-of-pocket costs and expenses reasonably incurred directly by the Company or indirectly for the Company by a Member or its Affiliates in connection with the formation, capitalization and financing of the Company, the initial offering of Company interests to ORCIC and OSTRS, and the preparation by the Company to commence its business operations, including, without limitation, reasonable and documented (i) fees and disbursements of legal counsel to the Company or its Affiliates, the Administrative Agent or its Affiliates, and to ORICC and OSTRS; (ii) accountant fees and other fees for professional services, (iii) travel costs and other out-of-pocket expenses, and (iv) costs incurred in connection with the establishment of any Facility. The Company shall also pay or make capital contributions or advances to any Financing Subsidiary relating to, the organizational costs and expenses of any Financing Subsidiary, including costs associated with borrowing money and entering into credit facilities. For the avoidance of doubt, the Company shall be responsible for all out-of-pocket costs incurred by a Member in connection with the organization of the Company, including but not limited to, reasonable legal expenses incurred in connection with the preparation and negotiation of this Agreement.

“ORCIC”: Owl Rock Core Income Corp., or any Person substituted for Owl Rock Core Income Corp., as a Member pursuant to the terms of this Agreement.

“ORCIC IC Representative”: has the meaning set forth in Section 6.03(b).

“OSTRS”: State Teachers Retirement System of Ohio, or any Person substituted for State Teachers Retirement System of Ohio as a Member pursuant to the terms of this Agreement.

“OSTRS IC Representative” has the meaning set forth in Section 6.03(b).

“Partnership Representative”: has the meaning set forth in Section 6.13(b).

“Person”: shall include an individual, corporation, partnership, association, joint venture, company, limited liability company, trust, governmental authority or other entity.

“Portfolio Company”: with respect to any Investment, any Person that is the issuer of any equity securities, equity-related securities or obligations, debt instruments or debt-related securities or obligations (including senior debt instruments, including investments in senior loans, senior debt securities and any notes or other evidences of indebtedness, preferred equity, warrants, options, subordinated debt, mezzanine securities or similar securities or instruments) that are the subject of such Investment. Portfolio Companies do not include Subsidiaries.

“Prior Investment Committee Approval”: as to any matter requiring Prior Investment Committee Approval hereunder, the unanimous prior approval of the ORCIC IC Representatives and the OSTRS IC Representatives.

“Prior LLC Agreement”: has the meaning set forth in the recitals.

“Proceeding”: has the meaning set forth in Section 6.12(a).

“Profit or Loss”: as to any transaction or fiscal period, the GAAP Profit or GAAP Loss with respect to such transaction or period, with such adjustments thereto as may be required by this Agreement; provided that in the event that the Value of any Company asset is adjusted under Section 9.05, the amount of such adjustment shall in all events be taken into account in the same manner as gain or loss from the disposition of such asset for purposes of computing Profit or Loss, and the gain or loss from any disposition of such asset shall be calculated by reference to such adjusted Value; and provided further, that GAAP Profit or GAAP Loss may be adjusted with Board Approval to amortize Organization Costs over four years.

“Proportionate Share”: as to any Member, the percentage that its Capital Contribution represents of all Capital Contributions.

“Reserved Amount”: the meaning set forth in Section 5.04(a).

“Restricted Persons”: means (i) the Governor of the State of Ohio, (ii) the Treasurer of the State of Ohio, (iii) the Speaker of the Ohio House of Representatives and (iv) the President of the Ohio Senate.

“Retirement Board”: means the State Teachers Retirement System of Ohio Retirement Board.

“Sale Period”: the meaning set forth in Section 7.01(g)(iii).

“SEC”: the U.S. Securities and Exchange Commission.

“Securities Act”: means the U.S. Securities Act of 1933, as amended.

“Tax Matters Member”: the meaning set forth in Section 6.13(a).

“Temporary Advances”: has the meaning set forth in Section 3.02.

“Treasury Regulations”: all final and temporary federal income tax regulations, as amended from time to time, issued under the Code by the United States Treasury Department.

“Valid Company Purposes”: (i) making Investments or acquiring assets (other than temporary investments), (ii) satisfying funding or other obligations with respect to all Investments including any ongoing funding obligations relating to all that are revolving loans and delayed draw term loans, (iii) funding Reserved Amounts, (iv) making protective investments (including making protective advances and/or exchanges), which may require capital commitments and ongoing obligations of the Company or any Financing Subsidiary, (v) making, at the Members’ election, capital contributions to avoid or cure any borrowing base deficiency, default, event of default, potential termination event or termination event relating to any indebtedness incurred by the Company or a Financing Subsidiary and repaying such indebtedness, or (vi) paying Company Expenses, Organizational Costs, and such other costs and expenses as set forth herein.

“Valuation Date”: the meaning set forth in Section 9.05(a).

“Value”: as of the date of computation with respect to some or all of the assets of the Company or any assets acquired by the Company, the value of such assets determined in accordance with Section 9.05.

Article II. GENERAL PROVISIONS

Section 2.01 Formation of the Limited Liability Company. The Company was formed under and pursuant to the Act upon the filing of the Certificate of Formation in the office of the Secretary of State of the State of Delaware, and the Members hereby agree to continue the Company under and pursuant to the Act. The Members agree that the rights, duties and liabilities of the Members shall be as provided in the Act, except as otherwise provided herein. Each Person being admitted as a Member as of the date hereof shall be admitted as a Member at the time such Person has executed this Agreement or a counterpart of this Agreement. By its signature to this Agreement (or, in the case of substitute Members, the instrument described in Section 7.01(b) below whereby such transferee becomes a party to this Agreement), each Member represents to the Company and to the other Members that (1) the Member is an “accredited investor” as defined in Rule 501 under the Securities Act, and is a “qualified purchaser” as defined in Section 2(a)(51) under the 1940 Act, and (2) the Member understands that the securities represented by this Agreement have not been and will not be registered under the Securities Act or any state securities laws and cannot be sold or otherwise distributed by the Member unless the securities either are registered or otherwise qualified under the Securities Act and any applicable state securities laws or are exempt from such registrations or qualifications.

(a)	In addition to the foregoing representations, each Member represents to the Company and to the other Members as follows:

(i)	It is duly organized and validly existing under the laws of the jurisdiction of its organization;

(ii)

It has the power to execute and deliver this Agreement and the documents referred to in this Agreement and to perform its obligations under this Agreement and has taken all necessary action to authorize the execution, delivery, and performance;

(iii)

The execution, delivery, and performance do not violate or conflict with any law applicable to it, any provision of its organizational documents, any order or judgment of any court or other agency of government applicable to it, or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

(iv)

All governmental and other consents that are required to have been obtained by it with respect to this Agreement and the documents referred to in this Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with;

(v)

This Agreement constitutes and, upon execution of the documents referred to in this Agreement, those documents will constitute, its legal, valid, and binding obligation, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium, or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application regardless of whether enforcement is sought in a proceeding in equity or at law);

(vi)

It is entering into this Agreement for its own account for investment and not with a view to any distribution of the interests in the Company. It fully understands, accepts, and is able to bear the economic risks associated with the obligations and undertakings contained in this Agreement;

(vii)	It has taken or will take all necessary steps to ensure its compliance with all applicable federal and state securities laws and regulations; and

(viii)

It is not a “benefit plan investor” within the meaning of Section 3(42) of ERISA, as modified by 29 CFR 2510.3-101(f)(2), or under any provisions of any other federal, state, local, non-U.S. or other laws or regulations that are similar to those provisions contained in such portions of ERISA (collectively, “Other Plan Laws”) (a “Benefit Plan Member”), and it will notify the Company if the Member reasonably expects that the Member will become a Benefit Plan Member.

(b)	In addition to the foregoing representations, in connection with its entry into this Agreement, ORCIC represents to OSTRS as follows:

(i)

As of the date hereof, and during the two-year period prior to such date, neither it, the Company, nor any of its affiliates or other Covered Associates has knowingly made a Contribution to any Restricted Person, other than as permitted by the Investment Advisers Act of 1940. ORCIC covenants and agrees that it will update and re-make the foregoing representation in writing upon OSTRS’s request (no more frequently than annually). In the event that ORCIC, or any of their affiliates or other Covered Associates makes or has made a Contribution that would cause this representation to be untrue, ORCIC shall promptly notify OSTRS in writing upon becoming aware of such Contribution.

Section 2.02 Company Name. The name of the Company shall be “ORCIC Senior Loan Fund LLC,” or such other name as approved by Board Approval.

Section 2.03 Place of Business; Agent for Service of Process.

(a)

The registered office of the Company in the State of Delaware shall be c/o The Corporation Trust Company at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The principal business office of the Company shall be at 399 Park Avenue, 38th Floor, New York, NY 10022, or such other place as may be approved by Board Approval. The Company may also maintain additional offices at such place or places as may be approved by Board Approval.

(b)

The agent for service of process on the Company pursuant to the Act shall be The Corporation Trust Company at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, or such other Person as may be approved by Board Approval.

Section 2.04 Principal Purpose and Powers of the Company.

(a)

The principal purpose of the Company is to make Investments, either directly or indirectly through Subsidiaries or other Persons, primarily in Loans that are made to middle market companies, in Broadly Syndicated Loans and in CLO Notes.

(b)	In furtherance of such purpose, the Company, either directly or indirectly, shall have the following powers:

(i)	To originate or otherwise acquire and finance Loans and to acquire and finance Broadly Syndicated Loans and CLO Notes;

(ii)

to form, invest in or through, transfer, dispose of or otherwise deal in the interests of, and exercise all rights, powers, privileges and other incidents of ownership with respect to, investment and financing vehicles (formed in the United States or otherwise), including Financing Subsidiaries which hold one or more Investments, including, without limitation, investment and financing vehicles that are wholly or partially controlled, managed or administered by the Company, by a Member or by any Affiliate of any thereof, and investment and financing vehicles that are partially owned by Persons other than the Company (including but not limited to Persons that may be controlled, managed or administered by a Member or any of its Affiliates), and investment vehicles formed for the purpose of making and administering Investments and allocating related Profit or Loss;

(iii)

to originate, purchase or otherwise acquire, transfer, finance, dispose of or otherwise deal in, and exercise all rights, powers, privileges and other incidents of ownership or possession with respect to, Investments without regard to whether such Investments are publicly traded, readily marketable or restricted as to transfer;

(iv)

to incur indebtedness for borrowed money (which may be on a joint and several basis with Alternative Investment Vehicles), and to pledge, hypothecate, mortgage, collaterally assign, or otherwise grant security interests or liens on any assets owned directly or indirectly by the Company, including without limitation, the Capital Commitments and the power and authority to call the Capital Commitments (any credit facility secured by any such assets, a “Facility”);

(v)	to guarantee, or otherwise become liable for, the obligations of other Persons, including, without limitation, Portfolio Companies, Alternative Investment Vehicles and Financing Subsidiaries;

(vi)	to act as manager and/or collateral manager of a Financing Subsidiary;

(vii)	to engage personnel and do such other acts and things as may be necessary or advisable in connection therewith;

(viii)	to engage and compensate attorneys, accountants, administrative agents, investment advisors, technical advisors, consultants, custodians, contractors and agents;

(ix)	to pay and incur other expenses and obligations incident to the operation of the Company and/or Financing Subsidiaries and to make capital contributions to Financing Subsidiaries;

(x)	to establish, maintain, and close bank accounts and draw checks or other orders for the payment of money;

(xi)	to establish, maintain, and close accounts with brokers;

(xii)

to enter into, make and perform all such contracts, agreements and other undertakings, and to take any and all actions and engage in any and all activities, as may be incidental to, or necessary, advisable or appropriate to, the carrying out of the foregoing purpose;

(xiii)	subject to Board approval, maintain a fidelity bond insurance program to insure against dishonesty and fraud with limits in excess of $1 million; and

(xiv)	to take any other action permitted to be taken by a limited liability company under the Act.

Section 2.05 Fiscal Year. The fiscal year of the Company shall be the period ending on December 31 of each year.

Section 2.06 Liability of Members. Except as expressly provided in this Agreement, a Member shall have such liability for the repayment, satisfaction and discharge of the debts, liabilities and obligations of the Company only as is provided by the Act. A Member that receives a distribution made in violation of the Act shall be liable to the Company for the amount of such distribution to the extent, and only to the extent, required by the Act. The Members, in their capacities as Members, shall not otherwise be liable for the repayment, satisfaction or discharge of the Company’s debts, liabilities and obligations, except that each Member shall be required to make Capital Contributions in accordance with the terms of this Agreement and shall be required to repay any distributions which are not made in accordance with this Agreement.

Section 2.07 Member List. The Administrative Agent shall cause to be maintained in the principal office of the Company a list (the “Member List”) setting forth, with respect to each Member, such Member’s name, address, Capital Commitment, Capital Contributions and such other information as the Administrative Agent may deem necessary or desirable or as required by the Act. The Administrative Agent shall from time to time update the Member List as necessary to reflect accurately the information therein. Any reference in this Agreement to the Member List shall be deemed to be a reference to the Member List as in effect from time to time. No action of the Members shall be required to supplement or amend the Member List. Revisions to the Member List made by the Administrative Agent as a result of changes to the information set forth therein made in accordance with this Agreement shall not constitute an amendment of this Agreement. The initial Member List is attached to this Agreement as Appendix A.

Article III. COMPANY CAPITAL AND INTERESTS

Section 3.01 Capital Commitments.

(a)

Each Member’s Capital Commitment shall be set forth on the Member List and shall be payable in cash in U.S. dollars or, with Board Approval, in in-kind contributions of Investments. Each such payment shall be made from time to time within ten (10) business days after notice from the Administrative Agent (or any other Person with the power and authority to call the Capital Commitments) specifying the amount then to be paid, or such later date as may be specified in such notice; provided that any such amount to be used for a purpose requiring Prior Investment Committee Approval or Board Approval shall be subject to such Prior Investment Committee Approval or Board Approval, as applicable. Capital Contributions shall be made by all Members pro rata based on their respective Capital Commitments and in no event will a Member be required to make Capital Contributions that, in the aggregate, exceed its Capital Commitment.

(b)

Capital Contributions which are not used for their intended purpose shall be returned to the Members within ninety (90) days in the same proportion in which made, in which case such amount shall be added back to the unfunded Capital Commitments of the Members and may be recalled by the Company as set forth in this Article III. Capital Contributions which have been returned to Members also may be recalled to the extent provided by Section 5.04.

Section 3.02 Temporary Advances. Following a notice from the Administrative Agent pursuant to Section 3.01 above relating to a Capital Contribution, a Member (the “Advancing Member”), in its discretion and in addition to its own Capital Contribution relating to that notice, may make loans (“Temporary Advances”) to temporarily fund the Company or people or entities in which the Company has already invested until Capital Contributions (“Delayed Contributions”) are made by the Members (each, a “Delayed Member”) who have not yet made Capital Contributions relating to the notice as set forth in Section 3.01. Any Temporary Advances shall be repaid from the Delayed Members’ Capital Contributions under Section 3.01 (including from any Delayed Contributions), with any unreturned Temporary Advances paid as set forth in Section 5.01.

Section 3.03 Defaulting Members.

(a)

Upon the failure of any Member (a “Defaulting Member”) to pay in full any portion of such Member’s Capital Commitment within ten (10) days after written notice from the other Member (the “Default Date”) that such payment is overdue, the other Member, in its sole discretion, shall have the right to pursue one or more of the following remedies on behalf of the Company if such failure has not been cured in full within such ten-day period:

(i)	collect such unpaid portion (and all attorneys’ fees and other costs incident thereto) by exercising and/or pursuing any legal remedy the Company may have;

(ii)

upon thirty (30) days’ written notice (which period may commence during the ten-day notice period provided above), and provided that the overdue payment has not been made, dissolve and wind down the Company in accordance with Article VIII as long as such action is not prohibited by Section 8.02(b); and

(iii)

upon thirty (30) days’ written notice (which period may commence during the ten-day notice period provided above) and if such failure has not been cured in full within such thirty-day period, compel the Defaulting Member to sell or transfer all or a portion of its interest in whole or in part subject to the following:

1)

If the other Member notifies the Defaulting Member to sell or transfer all or a part of its interest, such Defaulting Member shall do so within sixty (60) days after the expiration of such thirty-day period; provided, however, that the non-Defaulting Member must consent, in its sole discretion, to such transfer and such transfer must otherwise be in accordance with Section 7.01 hereof.

2)

Upon any failure of the Defaulting Member, under any circumstances, to sell or transfer all of its interests that are required to be sold within such sixty (60) day period, the other Member may purchase such interest or sell or transfer such interest to a third party or, subject to applicable law, to an Affiliate of a Member or the Company. The price for such sale or transfer shall be not less than the minimum cash purchase price for the Defaulting Member’s interest in the Company as determined by the Independent Valuation Firm selected by the other Member for a hypothetical sale of such interest to an unaffiliated third party willing to purchase such interest within a ninety (90) day time period; provided, however, that if no such buyer is found within such ninety (90) day period to purchase the Defaulting Member’s interest at such minimum price or a higher price, then the other Member may direct the sale or transfer of the Defaulting Member’s interest at a price and subject to such terms and conditions as it deems commercially reasonable in its good faith judgment and sole discretion, which terms and conditions may include the acceptance by the Defaulting Member of a promissory note issued by the purchaser thereof.

3)

To the extent any amounts are owed by a Defaulting Member to a non-Defaulting Member with respect to a Default Loan, any purchase price that would otherwise be payable to the Defaulting Member under this Section 3.03(a)(iii) shall instead first be paid to the non-Defaulting Member pursuant to the terms of Section 3.03(b)(iii) hereof until each such Default Loan (and accrued interest thereon) has been repaid in full with the remainder of such purchase price, if any, payable to the Defaulting Member.

Except as set forth below, the non-defaulting Member’s election to pursue any one of such remedies shall not be deemed to preclude such Member from pursuing any other such remedy, or any other available remedy, simultaneously or subsequently.

(b)	Notwithstanding any provision of this Agreement to the contrary,

(i)

a Defaulting Member shall not be entitled to distributions made after the Default Date until the default is cured and any such distributions to which such Defaulting Member would otherwise have been entitled if such default had not occurred shall be debited against the Capital Account of the Defaulting Member so as to reduce the remaining amount of the default;

(ii)	the Company shall not make new Investments after the Default Date until the default is cured except as permitted pursuant to clauses (ii) through (vii) of Valid Company Purposes; and

(iii)

the non-Defaulting Member(s), in its or their sole discretion, may fund all or any portion of the defaulted amount on behalf of the Defaulting Member(s) with notice to the other Members, if applicable. The Members agree and acknowledge that any amount so funded by the non-Defaulting Member(s) shall be treated as a loan from the non-Defaulting Member(s) to the Defaulting Member(s) (a “Default Loan”), the proceeds of which are used by the Defaulting Member(s) to make a Capital Contribution to the Company which, if in a sufficient amount, may cure a related default by such Defaulting Member. A Default Loan shall (A) bear interest from the date of such funding until repaid by the Defaulting Member(s) at a rate equal to the lower of 15% per annum or the maximum rate permitted by applicable law, (B) be pre-payable by the Defaulting Member(s) at any time and (C) be fully recourse to the Defaulting Member(s). Until such time that any Default Loan (including any accrued interest thereon) has been fully repaid, (x) any amounts that would otherwise be distributable to the Defaulting Member(s) under Section 5.01(b)(iii) or Section 5.02 hereof shall instead be distributed to the non-Defaulting Member(s) and (y) any purchase price payable to the Defaulting Member(s) in connection with any sale of its or their respective interests in the Company shall first be payable to the non-Defaulting Members until the repayment in full of the Default Loan(s) (including any accrued interest thereon) proportionate to the amount of Default Loan(s) so extended by the non-Defaulting Member(s) to such Defaulting Member(s). Any amounts distributed to the non-Defaulting Member(s) pursuant to the previous sentence shall be treated as for all purposes of this Agreement and for U.S. federal, state and local income tax purposes as having been made by the Company to the Defaulting Member notwithstanding the Company’s distribution of such amounts to the non-Defaulting Member(s) and any amounts distributed or payable to the non-Defaulting Member(s) pursuant to the previous sentence shall reduce the amounts owed to the non-Defaulting Member(s) under the related Default Loan, first as to interest and then as to principal.

Section 3.04 Interest or Withdrawals. No Member shall be entitled to receive any interest on any Capital Contribution to the Company. Except as otherwise specifically provided herein, no Member shall be entitled to withdraw any part of its Capital Contributions or Capital Account balance without Board Approval.

Section 3.05 Admission of Additional Members.

(a)

The Members may, with Board Approval, (i) admit additional Members upon terms approved by Board Approval, (ii) permit existing Members to subscribe for additional interests in the Company; and (iii) admit a substitute Member in accordance with Section 7.01.

(b)

Each additional Member shall execute and deliver a written instrument satisfactory to the existing Members whereby such Member becomes a party to this Agreement, as well as a subscription agreement and any other documents required by the existing Members. Each such additional Member shall thereafter be entitled to all the rights and subject to all the obligations of Members as set forth herein. Upon the admission of or the increase in the interest of any Member as herein provided, the Administrative Agent is hereby authorized to update the Member List, as required, to reflect such admission or increase.

Section 3.06 Alternative Investment Vehicle. Based on legal, tax, regulatory and other similar structuring considerations, in connection with particular Investments, the Company may, with Board Approval, create one or more partnerships, corporations or other entities (“Alternative Investment Vehicles”) for purposes of making, holding and disposing of one or more Investments. One or more of the Members shall be required to provide capital directly to each such Alternative Investment Vehicle to the same extent, for the same purposes and on the same terms and conditions as the Members are required to provide capital to the Company and such capital shall reduce the unfunded Capital Commitment to the same extent as if made to the Company. The terms of any Alternative Investment Vehicle, including, without limitation, the terms with respect to management and control of the Alternative Investment Vehicle, shall be substantially similar in all material respects to those of the Company; provided, that, such terms may vary based on the structure of the relevant transaction, legal, tax and regulatory considerations. Any such Alternative Investment Vehicle will be structured in a manner whereby the Members participating in such Alternative Investment Vehicle shall bear the incremental costs of the alternative arrangement (including, without limitation, taxes). The governing documents of any Alternative Investment Vehicle shall provide for the limited liability of the Members to the same extent in all material respects as is provided to the Members under this Agreement. If a Member fails to provide all or a portion of its required capital to an Alternative Investment Vehicle on the applicable drawdown date (unless such Member is excused from providing such capital by the governing documents of such Alternative Investment Vehicle), the other Member shall be entitled to pursue any and all remedies set forth in Section 3.03 in addition to any applicable provisions of the governing documents of the Alternative Investment Vehicle.

Article IV. ALLOCATIONS

Section 4.01 Capital Accounts. An individual capital account (a “Capital Account”) shall be maintained for each Member consisting of such Member’s Capital Contributions, increased or decreased by Profit or Loss allocated to such Member, decreased by the cash or Value of property distributed to such Member (giving net effect to any liabilities the property is subject to, or which the Member assumes), and otherwise maintained consistent with this Agreement. In the event that the Administrative Agent determines that it is prudent to modify the manner in which Capital Accounts, including all debits and credits thereto, are computed in order to be maintained consistent with this Agreement, the Administrative Agent is authorized to make such modifications to the extent that they do not result in a material adverse effect to any Member. To the extent the Administrative Agent determines it to be necessary for purposes of complying with Section 4.04 or for any tax reporting purposes, the Company shall also maintain an individual capital account for each Member in a manner consistent with Treasury Regulations section 1.704-1(b)(2)(iv).

Section 4.02 General Allocations. Profit or Loss shall be allocated among the Members as provided by this Section 4.02. Loss shall be allocated among the Members pro rata in accordance with their Capital Account balances. Profit shall be allocated among the Members (i) first, pro rata until the cumulative amount of Profit allocated to a Member equals the cumulative amount of Loss previously allocated to such Member and thereafter (ii) pro rata in accordance with the Members’ Capital Account balances.

Section 4.03 Changes of Interests. For purposes of allocating Profit or Loss for any fiscal year or other fiscal period between any permitted transferor and transferee of a Company interest, or between any Members whose relative Company interests have changed during such period, or to any withdrawing Member that is no longer a Member in the Company, the Company shall allocate according to any method allowed by the Code and selected by the Members. Distributions with respect to an interest in the Company shall be payable to the owner of such interest on the date of distribution subject to the provisions of this Agreement. For purposes of determining the Profit or Loss allocable to or the distributions payable to a permitted transferee of an interest in the Company or to a Member whose interest has otherwise increased or decreased, Profit or Loss allocations and distributions made to predecessor owners with respect to such transferred interest or increase of interest shall be deemed allocated and made to the permitted transferee or other holder.

Section 4.04 Income Taxes and Tax Capital Accounts.

(a)

The Members intend that allocations of income, gain, loss, and deduction of the Company for income tax purposes comply with Code section 704 and the Treasury Regulations thereunder, and this Agreement shall be interpreted consistently therewith. Except as otherwise required by Code section 704 and the Treasury Regulations thereunder, with respect to each taxable year or other period, each item of income, gain, loss, deduction or credit shall be allocated for income tax purposes in the same proportion as items are allocated pursuant to Section 4.02 for such period.

(b)

In accordance with Code section 704(c) and the Treasury Regulations thereunder, (i) income, gain, loss and deduction with respect to any property contributed to the capital of the Company, or after any Company asset has been revalued under Treas. Reg. § 1.704-1(b)(2)(iv)(f), shall, solely for federal income tax purposes, be allocated among the Members so as to take into account any variation between the adjusted tax basis of such asset and its book value (as computed for purposes of Code Section 704(b) and the Treasury Regulations hereunder) using any permissive method(s) and (ii) with respect to any property contributed to the capital of the Company that has a “built-in loss” (as defined in Section 704(c)(1)), the Company shall comply with Section 704(c)(1)(C); provided, that, in each case, any determination or decision in applying the preceding clauses (i) or (ii) with respect to any property contributed to the capital of the Company by a Member shall require the approval of such Member, which approval shall not be unreasonably withheld, conditioned or delayed. For the avoidance of doubt, the Company shall comply with Treas. Reg. § 1.704-1(b)(2)(iv)(g) in making allocations of depreciation, depletion, amortization (including in connection with any accrual of market discount or premium), and gain or loss, as computed for purposes of Code section 704(b) and the Treasury Regulations hereunder.

Article V. DISTRIBUTIONS

Section 5.01 General.

(a)

Subject to Board Approval and to the extent of available cash and cash equivalents, the Company shall make distributions quarterly in an amount equal to the investment company taxable income and net capital gains (each as computed under section 852 of the Code) earned in the preceding quarter, shared among the Members as set forth in Section 5.01(b) below. Available cash and cash equivalents shall exclude Reserved Amounts and amounts that are likely to be used for Valid Company Purposes.

(b)

Except as otherwise provided in this Article V or Section 8.03, distributions shall be shared among the Members as set forth in this Section 5.01(b). The Members, with Board Approval, may determine to make a distribution in addition to that required by Section 5.01(a) hereof from available cash or cash equivalents received from one or more Investments (whether from principal repayment or otherwise and after reduction as provided by Section 5.03 and Section 5.04). Any distribution shall be shared among the Members as follows:

(i)	First, to pay any outstanding Temporary Advances; and

(ii)

Second, to the Members as distributions in respect of their interests in the Company in proportion to their respective Capital Account balances; provided, however, that to the extent any amounts are owed by a Defaulting Member to a non-Defaulting Member with respect to a Default Loan, any amounts that would otherwise be distributable to the Defaulting Member under this section shall instead be distributed to the non-Defaulting Member pursuant to the terms of Section 3.03(b)(iii) hereof.

Section 5.02 Reserved.

Section 5.03 Withholding.

(a)

Subject to Section 5.03(b), the Company may withhold from any distribution to any Member any amount which the Company has paid or is obligated to pay (or that is otherwise borne by the Company) in respect of any withholding or other tax, including, without limitation, any interest, penalties or additions with respect thereto, imposed on any interest or income of or distributions to such Member or otherwise attributable to such Member (as determined by the Board), and such withheld amount shall be considered an interest payment or a distribution, as the case may be, to such Member for purposes hereof. If no payment is then being made to such Member in an amount sufficient to pay the Company’s withholding obligation, any amount which the Company is obligated to pay shall be deemed an interest-free advance from the Company to such Member, payable by such Member by withholding from subsequent distributions or within ten (10) days after receiving written request for payment from the Company.

(b)

OSTRS is a tax-exempt entity under United States federal, state and local laws and has never been subject to any income tax and other tax withholding requirements of the United States federal, state or local laws. Based on the foregoing, the Members agree that, before withholding and paying over to any United States federal, state or local taxing authority any amount purportedly representing a tax liability of OSTRS pursuant to Section 5.03(a), the Company will provide OSTRS with advanced written notice of the claim of any such taxing authority that such withholding and payment is required by law sufficient to provide OSTRS with the opportunity to contest such claim during any period. Upon OSTRS’s reasonable request, the Company shall use commercially reasonable efforts to assist OSTRS to obtain any available exemption, exclusion, credit and/or refund associated with the taxation (including but not limited to withholding tax) on any amounts distributable to OSTRS, provided that any costs and expenses incurred by the Company in providing such assistance shall be borne or reimbursed by OSTRS. In addition, if requested by OSTRS, the Company shall provide any additional information that OSTRS may reasonably request in order to comply with its filing requirements with any applicable taxing authority, provided that any costs and expenses incurred by the Company in providing such information shall be fully borne or reimbursed by OSTRS. The Company further agrees that it will take reasonable best efforts to minimize any withholding taxes payable to any taxing authority with respect to income earned by the Company that is allocable to OSTRS, to the extent such withholding tax can be avoided or reduced through the delivery of an appropriate certificate or otherwise.

(c)

Each Member shall provide to the Company such information as is reasonably requested by the Company from time-to-time with respect to any taxes or tax returns of or involving the Company. If a Member delivers to the Company a properly executed withholding tax exemption certificate (or such other form as the Internal Revenue Service or the applicable foreign or state taxing authority may require) providing for a complete exemption from withholding tax, the Company shall not withhold from a distribution (or respect to such allocation) covered by such exemption certificate.

Section 5.04 Reserves; Certain Limitations; Distributions in Kind. Notwithstanding the foregoing provisions:

(a)

The Company may withhold from any distribution a reasonable reserve which the Board determines to be appropriate for working capital of the Company or to discharge costs, Expenses and liabilities of the Company (whether or not accrued or contingent), or otherwise to be in the best interests of the Company for any Valid Company Purpose. Any part or all of such reserved amount (“Reserved Amount”) that is released from reserve (other than to make payments on account of a purpose for which the reserve was established) shall be distributed to the Members in accordance with Section 5.01 through Section 5.03. To the extent such distributed amount to a Member represents a distribution other than from cumulative undistributed Profit, net of cumulative Loss, allocated to such Member, such amount shall be added to the unfunded Capital Commitment of such Member and may be recalled by the Company under Article III.

(b)

Amounts received by the Company with respect to the payment of principal or return of capital and not distributed pursuant to Section 5.01, shall be retained and used, or reserved to be used, to make any Investment. Alternatively, with Board Approval, the Company may distribute, in accordance with Section 5.01 through Section 5.03, any amount that could be retained as set forth in the preceding sentence and the amount of such distribution that represents a distribution other than from cumulative undistributed Profit, net of cumulative Loss, allocated to such Member, shall be added to the unfunded Capital Commitment of such Member and may be recalled by the Company under Article III.

(c)	In no event shall the Company be required to make a distribution to the extent that it would (i) render the Company insolvent, or (ii) violate Section 18-607(a) of the Act.

(d)

No part of any distribution shall be paid to any Member from which there is due and owing to the Company, at the time of such distribution, any amount required to be paid to the Company pursuant to Article III. Any such withheld distribution shall (i) be paid to such Member, without interest, when all past due installments of such Member’s Capital Commitment have been paid in full by such Member or (ii) be applied against the past due amounts under such Member’s Capital Commitment has been paid in full.

(e)

The Company shall not distribute Illiquid Securities other than with Board Approval. Distributions of securities and of other non-cash assets of the Company other than upon the dissolution and liquidation of the Company shall only be made pro rata to all Members (in proportion to their respective shares of the total distribution) with respect to each security or other such asset distributed. Securities listed on a national securities exchange that are not restricted as to transferability and unlisted securities for which an active trading market exists and that are not restricted as to transferability shall be valued in the manner contemplated by Section 9.05 as of the close of business on the day preceding the distribution, and all other securities and non-cash assets shall be valued as determined in the last valuation made pursuant to Section 9.05.

Article VI. MANAGEMENT OF COMPANY

Section 6.01 Management Generally.

(a)

The management of the Company and its affairs shall be vested in the Board. The Board shall act as the “manager” of the Company for the purposes of the Act. The Members shall not manage or control the business and affairs of the Company, except for situations in which the approval of all or certain Members is required by this Agreement or by non-waivable provisions of applicable law. Matters requiring Board Approval are set forth in further detail in Schedule A hereto, which is incorporated by reference herein.

(b)

Notwithstanding section 6.01(a), the matters detailed in Schedule B of this Agreement will require the approval (“Prior Investment Committee Approval”) of a committee (the “Investment Committee”), rather than Board Approval.

(c)

The Company is entering into the Administrative Services Agreement with the Administrative Agent, pursuant to which certain administrative functions are delegated to the Administrative Agent, which Administrative Agent may further delegate any such functions to a sub-administrator with Board Approval. The Administrative Services Agreement is hereby approved by the Members, provided that material amendments thereto are subject to Board Approval. The function of the Administrative Agent shall be non-discretionary and administrative only. The Company shall provide the Members with copies of all notices to the Company from the Administrative Agent.

Section 6.02 Board of Directors; Investment Committee.

(a)

The Members may determine at any time by mutual agreement the number of Directors to constitute the Board and the authorized number of Directors may be increased or decreased by the Members at any time by mutual agreement, upon notice to all Directors; provided that at all times each Member has an equal number of Directors on the Board. The initial number of Directors shall be two (2), and each Member shall elect, designate, or appoint one (1) Director. The initial Director appointed by ORCIC is Jean Joseph and the initial Director appointed by OSTRS is Joe Lubelski. Each Director elected, designated, or appointed by a Member shall hold office until a successor is elected and qualified by the Member or until the Director’s earlier death, resignation, expulsion, or removal; provided, however, that any such successor Director appointed by ORCIC must be approved by OSTRS (such approval not to be unreasonably withheld) and any such successor Director appointed by OSTRS must be approved by ORCIC (such approval not to be unreasonably withheld). A Director need not be a Member.

(b)

The Directors will determine the number of members of the Investment Committee and the authorized number of committee members may be increased or decreased by the Directors at any time provided that at all time each Member has appointed an equal number of members to the Investment Committee. The initial number of members of the Investment Committee shall be four (4), and each Member shall elect, designate, or appoint two (2) members of the Investment Committee. The initial members of the Investment Committee appointed by OSTRS are Joe Lubelski and Dan Moss and the initial members of the Investment Committee appointed by ORCIC are and Scott McKay and Patrick Linnemann. At any time and from time to time, (x) ORCIC may designate, remove, or designate a successor to any Person or Persons designated by ORCIC to serve on the Investment Committee (each of those Persons, a “ORCIC IC Representative”) by written notice to OSTRS and (y) OSTRS may designate, remove, or designate a successor to any Person or Persons designated by OSTRS to serve on the Investment Committee (each of those Persons, a “OSTRS IC Representative”) by written notice to ORCIC; provided, however, that any such successor ORCIC IC Representative must be approved by OSTRS (such approval not to be unreasonably withheld) and any such successor OSTRS IC Representative must be approved by ORCIC (such approval not to be unreasonably withheld).

(c)	Each Director, ORCIC IC Representative, and OSTRS IC Representative shall devote such time as reasonably necessary to conduct the business affairs of the Company in an appropriate manner.

(d)

Subject to matters requiring Board Approval and Prior Investment Committee Approval, the Investment Committee shall have the power to do any and all acts necessary, convenient, or incidental to or for the furtherance of the purposes described in this Agreement, including all powers, statutory or otherwise. The Investment Committee has the authority to bind the Company.

Section 6.03 Meetings of the Board of Directors. The Board may hold meetings, both regular and special, within or outside the State of Delaware. Meetings of the Board may be called by any Director on not less than 24 hours’ notice to each Director by telephone, facsimile, mail, telegram, email, or any other similar means of communication, with the notice stating the place, date, and hour of the meeting (and the means by which each Director may participate by telephone conference or similar communications equipment in accordance with Section 6.05 of this Agreement) and the purpose or purposes for which the meeting is called. Special meetings may be called by a Director in like manner and with like notice upon the written request of any one or more of the Directors. Attendance of a Director at any meeting (including any meeting that occurs less than 24 hours after notice of the meeting) shall constitute a waiver of notice of the meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

Section 6.04 Quorum; Acts of the Board.

(a)

At all meetings of the Board the presence of two (2) Directors shall constitute a quorum for the transaction of business, provided that there are an equal number of Directors present that were elected, designated, or appointed by each Member. If a quorum shall not be present at any meeting of the Board, then the Directors present at the meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

(b)

Every act or decision done or made by the Board shall require the unanimous approval of all Directors present at a meeting duly held at which a quorum is present. The Company shall not have the authority without Board Approval to approve or undertake any item set forth in Section 1 of Schedule A of this Agreement (as such schedule may be amended from time to time with Board Approval). Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting, without notice, and without a vote if all Directors entitled to vote with respect to the subject matter of that action consent to the action in writing (including by e-mail), and the writing or writings are filed with the minutes of proceedings of the Board.

Section 6.05 Electronic Communications. Members of the Board may participate in meetings of Members of the Board, or any committee, by means of telephone conference or similar communications equipment that allows all persons participating in the meeting to hear each other, and such participation in a meeting shall constitute presence in person at the meeting. If all the participants are participating by telephone conference or similar communications equipment, the meeting shall be deemed to be held at the principal place of business of the Company.

Section 6.06 Compensation of Directors; Expenses. The Directors shall not receive any compensation. However, the Directors shall be reimbursed for their reasonable out-of-pocket expenses, if any, of attendance at meetings of the Board. No such payment shall preclude any Director from serving the Company in any other capacity and receiving compensation for those services.

Section 6.07 Removal and Resignation of Directors; Vacancies. Without limitation of Section 6.02(c) above, and unless otherwise restricted by law, any Director may be removed or expelled, with or without cause, at any time solely by the Member that elected, designated, or appointed the Director. Any Director may resign at any time by giving written notice to the Board. The resignation shall take effect at the time specified in that notice and, unless tendered to take effect upon acceptance of resignation, the acceptance of the resignation shall not be necessary to make it effective. Any vacancy caused by removal or expulsion of a Director or the resignation of a Director in accordance with this Section 6.07 shall be filled solely by the action of the Member who previously elected, designated, or appointed the Director in order to fulfill the Board composition requirements of Section 6.02(a).

Section 6.08 Directors as Agents. Notwithstanding the last sentence of Section 18-402 of the Act, except as provided in this Agreement or in a resolution of the Board expressly authorizing such action which resolution is duly adopted by the Board by the affirmative vote required for such matter pursuant to the terms of this Agreement, a Director may not bind the Company.

Section 6.09 Duties of Board, ORCIC IC Representative and OSTRS IC Representative. To the extent that, at law or in equity, a Director, ORCIC IC Representative, or OSTRS IC Representative has duties (including fiduciary duties) and liabilities relating to those duties to the Company or to any Member, the individual acting in good faith pursuant to the terms of this Agreement shall not be liable to the Company or to any Member for his or her good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of the individual otherwise existing at law or in equity, are agreed by the parties to this Agreement to replace such other duties and liabilities of the individual.

Section 6.10 Reliance by Third Parties. Notwithstanding any other provision of this Agreement, any contract, instrument or act on behalf of the Company by a Member, a Director, an officer or any other Person delegated by Board Approval, shall be conclusive evidence in favor of any third party dealing with the Company that such Person has the authority, power and right to execute and deliver such contract or instrument and to take such act on behalf of the Company. This Section shall not be deemed to limit the liabilities and obligations of such Person to seek Board Approval or Prior Investment Committee Approval as set forth in this Agreement.

Section 6.11 Members’ Outside Transactions; Investment Opportunities; Time and Attention.

(a)

Each Member shall devote such time and effort as is reasonably necessary to diligently administer the activities and affairs of the Company, but shall not be obligated to spend full time or any specific portion of their time to the activities and affairs of the Company.

(b)

The investment adviser of ORCIC and its Affiliates may manage or administer other investment funds and other accounts with similar or dissimilar mandates, and may be subject to the provisions of the 1940 Act, including, without limitation, Section 57 thereof, and the U.S. Investment Advisers Act of 1940, as amended, and the rules, regulations and interpretations thereof, with respect to the allocation of investment opportunities among such other investment funds and other accounts.

(c)

Subject to the foregoing provisions of this Section 6.11 and other provisions of this Agreement,the Administrative Agent, each of the Members and each of their respective Affiliates and their respective owners, principals, shareholders, members, directors, officers, employees and agents may engage in, invest in, participate in or otherwise enter into other business ventures of any kind, nature and description, individually and with others, including, without limitation, the formation and management of other investment funds with or without the same or similar purposes as the Company, and the ownership of and investment in assets, and neither the Company nor any other Member shall have any right in or to any such activities or the income or profits derived therefrom. For the avoidance of doubt and notwithstanding anything contained herein to the contrary, the Members acknowledge the fact that each Member and its respective Affiliates invest directly and indirectly with third parties from time to time in all manner of investments and transactions, some of which may be considered competitive with the Company and which investments require time and effort of the staff of the Member and its Affiliates. In connection therewith, it is expressly agreed that in no event shall it be considered a violation of this Agreement (whether under Section 6.11(a) with respect to time devotion or under any other section herein with respect to investment allocations or otherwise) for a Member or any of its Affiliates or their respective owners, principals, shareholders, members, directors, officers, employees and agents to continue to engage in such investments and transactions nor shall the provisions of this Agreement in any way limit or prohibit any future investments or transactions by a Member or any of its Affiliates (or any of their investment managers or sponsors) or their respective owners, principals, shareholders, members, directors, officers, employees and agents directly or with third parties or in any way constrain the ability of a Member or any of its Affiliates (or any of their investment managers or sponsors) or their respective owners, principals, shareholders, members, directors, officers, employees and agents to manage and invest their assets.

Section 6.12 Indemnification.

(a)

Subject to the limitations and conditions as provided in this Section 6.12, each Person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or arbitrative or in the nature of an alternative dispute resolution in lieu of any of the foregoing (other than any of the foregoing between the two Members, hereinafter a “Proceeding”), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that such Person, or a Person of which the Person is the legal representative, is or was a Director, an ORCIC IC Representative, an OSTRS IC Representative or an officer or representative or agent of the Company, a Member or an employee, director, officer, owner, principal, shareholder, member, or partner of a Member, shall be indemnified by the Company to the fullest extent permitted by applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment) against all liabilities and expenses (including, without limitation, judgments, penalties (including, without limitation, excise and similar taxes and punitive damages), losses, fines, settlements and reasonable expenses (including, without limitation, reasonable attorneys’ and experts’ fees)) actually incurred by such Person in connection with such Proceeding, appeal, inquiry or investigation (each a “Harm”), unless such Harm shall have been primarily the result of gross negligence, fraud or intentional misconduct by the Person seeking indemnification hereunder, in which case such indemnification shall not cover such Harm to the extent resulting from such gross negligence, fraud or intentional misconduct. Indemnification under this Section 6.12 shall continue as to a Person who has ceased to serve in the capacity which initially entitled such Person to indemnity hereunder. The rights granted pursuant to this Section 6.12 shall be deemed contract rights, and no amendment, modification or repeal of this Section 6.12 shall have the effect of limiting or denying any such rights with respect to actions taken or Proceedings, appeals, inquiries or investigations arising prior to any amendment, modification or repeal. To the fullest extent permitted by law, no Person entitled to indemnification under this Section 6.12 shall be liable to the Company or any Member for any act or omission performed or omitted by or on behalf of the Company; provided that such act or omission has not been fully adjudicated to constitute fraud, willful misconduct or gross negligence. In addition, any Person entitled to indemnification under this Section 6.12 may consult with legal counsel selected with reasonable care and shall incur no liability to the Company or any Member to the extent that such Person acted or refrained from acting in good faith in reliance upon the opinion or advice of such counsel and such Person provided such counsel all material facts.

(b)

The right to indemnification conferred in Section 6.12(a) shall include the right to be paid or reimbursed by the Company for the reasonable expenses incurred by a Person entitled to be indemnified under Section 6.12(a) who was, is or is threatened to be made a named defendant or respondent in a Proceeding in advance of the final disposition of the Proceeding and without any determination as to the Person’s ultimate entitlement to indemnification; provided, however, that the payment of such expenses incurred by any such Person in advance of the final disposition of a Proceeding shall be made only upon delivery to the Company of a written undertaking by such Person to repay all amounts so advanced if it shall be finally adjudicated that such indemnified Person is not entitled to be indemnified under this Section 6.12 or otherwise.

(c)

The right to indemnification and the advancement and payment of expenses conferred in this Section 6.12 shall not be exclusive of any other right that a Member or other Person indemnified pursuant to this Section 6.12 may have or hereafter acquire under any law (common or statutory) or provision of this Agreement.

(d)

The indemnification rights provided by this Section 6.12 shall inure to the benefit of the heirs, executors, administrators, successors, and assigns of each Person indemnified pursuant to this Section 6.12.

Section 6.13 Tax Matters Member; Partnership Representative. ORCIC (or its designee) shall serve as the “partnership representative” within the meaning of as provided in Section 6223 of the Code (and any similar provisions under any applicable state or local or foreign tax laws) (the “Partnership Representative”). The Partnership Representative shall have the right and obligation to take all actions authorized and required, respectively, by the Code for the partnership representative of the Company. The Partnership Representative shall have the right to retain professional assistance in respect of any audit of the Company and all reasonable, documented out-of-pocket expenses and fees incurred by the Partnership Representative on behalf of the Company as Partnership Representative shall be reimbursed by the Company. In the event the Partnership Representative receives notice of a final partnership adjustment under Section 6231 of the Code, it shall either (i) file a court petition for judicial review of that final adjustment within the period provided under Section 6234(a) of the Code, a copy of which petition shall be mailed to all Members on the date the petition is filed, or (ii) mail a written notice to all Members within that period that describes its reasons for determining not to file a petition. In the event any adjustment to any partnership-related item that would result in an imputed underpayment of the Company, each of the Members agrees to timely take all actions determined by the Partnership Representative to be necessary (including filing amended tax returns) to eliminate such imputed underpayment. Any amount of tax (including interest and penalties) paid by the Company as a result of an imputed underpayment shall be treated as a withholding of tax for purposes of Section 5.03. For the avoidance of doubt, the Partnership Representative shall not take any action requiring Board Approval or Prior Investment Committee Approval prior to Board Approval or Prior Investment Committee Approval, as applicable, being obtained.

Article VII. TRANSFERS OF COMPANY INTERESTS; WITHDRAWALS

Section 7.01 Transfers by Members.

(a)

Other than with respect to the sale and transfer of the interest of a Defaulting Member in accordance with Section 3.03, the interest of a Member may not be transferred or assigned without Board Approval and may not be pledged or otherwise hypothecated without Board Approval. In addition, other than in accordance with the preceding sentence, the interest of a Member may not be assigned without first offering the other Member a right of first refusal to purchase the interest as set forth in Section 7.01(f). Notwithstanding the foregoing, without Board Approval or the offering of such right of first refusal, any Member may assign its entire interest to an Affiliate of such Member (which, with respect to OSTRS, shall include (1) an affiliate, successor or affiliated governmental entity of the State of Ohio, or (2) an entity established by the Ohio state legislature or by OSTRS’s Retirement Board which is a successor to substantially all of OSTRS’s assets under state law), if such Affiliate remains liable for its Capital Commitment. No assignment by a Member shall be binding upon the Company until the Company receives an executed copy of such assignment, which shall be in form and substance satisfactory to the other Member, and any assignment pursuant to this Section 7.01(a) shall be subject to satisfaction of the conditions set forth in Section 7.01(e).

(b)

Any Person which acquires a Company interest by assignment in accordance with the provisions of this Agreement shall be admitted as a substitute Member only upon approval of the non-transferring Member. The admission of an assignee as a substitute Member shall be conditioned upon the assignee’s written assumption, in form and substance satisfactory to the other Member, of all obligations of the assignor in respect of the assigned interest and execution of an instrument satisfactory to the other Member whereby such assignee becomes a party to this Agreement.

(c)

In the event any Member shall be adjudicated as bankrupt, or in the event of the winding up or liquidation of a Member, the legal representative of such Member shall, upon written notice to the other Member of the happening of any of such events and satisfaction of the conditions set forth in Section 7.01(e), become an assignee of such Member’s interest, subject to all of the terms of this Agreement as then in effect.

(d)

Any assignee of the interest of a Member, irrespective of whether such assignee has accepted and adopted in writing the terms and provisions of this Agreement, shall be deemed by the acceptance of such assignment to have agreed to be subject to the terms and provisions of this Agreement in the same manner as its assignor.

(e)	As additional conditions to the validity of any assignment of a Member’s interest, such assignment shall not:

(i)

cause the securities issued by the Company to be required to be registered under the registration provisions of the U.S. Securities Act of 1933, as amended, or the securities laws of any applicable jurisdiction,

(ii)

cause the Company to cease to be entitled to the exemption from the definition of an “investment company” pursuant to Section 3(c)(7) of the 1940 Act, and the rules and regulations of the SEC thereunder,

(iii)	result in the termination of the Company under the Code or in the Company being classified as a “publicly traded partnership” under the Code,

(iv)

unless the other Member waives in writing the application of this clause (iv) with respect to such assignment (which the other Member may refuse to do in its absolute discretion), be to a Person which is an ERISA Plan, or

(v)	cause the Company or the other Member to be in violation of, or effect an assignment to a Person that is in violation of, applicable Investor Laws.

The non-assigning Member may require reasonable evidence as to the foregoing, including, without limitation, an opinion of counsel reasonably acceptable to the non-assigning member. Any purported assignment as to which the conditions set forth in the foregoing clauses (i) through (v) are not satisfied shall be void ab initio. An assigning Member shall be responsible for all costs and expenses incurred by the Company, including, without limitation, reasonable legal fees and expenses, in connection with any assignment or proposed assignment.

(f)

Except for assignments under the third sentence of Section 7.01(a) or with respect to sales or transfers pursuant to Section 3.03, each Member hereby unconditionally and irrevocably grants to the other Member or its designee a right of first refusal to purchase all, but not less than all, of any interest in the Company that such assigning Member may propose to assign to another Person, at the same price and on the same terms and conditions as those offered to the prospective assignee.

(i)

Each Member proposing to make an assignment that is subject to this Section 7.01(f) must deliver a notice (a “Notice of Intent”) to the other Member not later than thirty (30) days prior to the proposed closing date of such assignment. The Notice of Intent shall contain the material terms and conditions (including, without limitation, price and form of consideration) of the proposed assignment and the identity of the prospective assignee.

(ii)

To exercise its right of first refusal under this Section 7.01(f), the Member receiving the Notice of Intent must deliver a notice to the selling Member within forty-five (45) days of receipt of such Notice of Intent (the “Acceptance Period”), stating that it elects to exercise its right of first refusal and, if applicable, providing the identity of any Person that the non-assigning Member designates as the purchaser.

(iii)

Following expiration of the Acceptance Period, the selling Member shall be free to assign interest in the Company to a third party in a Transfer (which third party shall be the party identified in the Notice of Intent, if known by the selling Member) that otherwise meets the requirements of this Section 7.01 on terms and conditions it deems acceptable (but at a price not less than the price and on terms not more favorable to the third-party purchaser than the price and terms stated in the Notice of Intent); provided that the sale takes place within sixty (60) days after the expiration of the Acceptance Period (the “Sale Period”). To the extent the selling Member assigns its interest in the Company during the Sale Period, the selling Member shall promptly notify the Company, and the Company shall promptly notify the other Member, as to the terms of the assignment and the name of each of the owners to whom the interest was assigned. If no assignment occurs during the Sale Period, then any attempted assignment of the interest shall again be subject to the right of first offer set forth in this Section 7.01(f) and the procedures of this Section 7.01(f) shall be repeated de novo.

(g)

Notwithstanding anything in this Agreement to the contrary, each Member acknowledges and agrees that in the event such Member is entitled to transfer its interest from the Company, prior to the effectiveness of such transfer, such Member shall be obligated to fund such Capital Contributions as may be required under the terms of the Facility as a result of such transfer; provided, that in no event shall any amounts funded by such Member exceed its uncalled Capital Commitment.

Section 7.02 Withdrawal by Members.

Members may withdraw from the Company only as provided by this Agreement.

(a)

Notwithstanding any provision contained herein to the contrary, if a Member shall obtain an opinion of counsel to the effect that, as a result of the other Member’s ownership of an interest in the Company, the Company would be required to register as an investment company under the 1940 Act, such other Member shall, upon written notice from such first Member, withdraw from or reduce (in accordance with the provisions of clause (c) below) its interest in the Company (including its Capital Commitment) to the extent such first Member has determined, based upon such opinion of counsel, to be necessary in order for the Company not to be required to so register. Each Member shall, upon written request from the other Member, promptly furnish to the other Member such information as the other Member may reasonably request from time to time in order to make a determination pursuant to this Section 7.02(a), but in no event later than ten (10) business days after such request.

(b)

Notwithstanding any provision herein to the contrary, if a Member breaches such Member’s obligation under the immediately following sentence, or if the other Member shall obtain an opinion of counsel to the effect that any contribution or payment by a Member to the Company would cause the Company or the other Member to be in violation of, or to the effect that such Member is in violation of, the United States Bank Secrecy Act, the United States Money Laundering Act of 1986, the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001, the USA Patriot Act or any other law or regulation to which the Company, a Member, or such Member’s investment in the Company may be subject from time to time (collectively, “Investor Laws”), such Member shall, upon written notice from the other Member, withdraw from the Company in accordance with the provisions of clause (c) below. Each Member shall, upon written request from the other Member, promptly furnish to the other Member such information as the other Member may reasonably request from time to time in order to make a determination pursuant to this Section 7.02(b), but in no event later than ten (10) business days after such request.

(c)

If a Member partially withdraws its interest in the Company pursuant to this Section 7.02, it shall receive, in full payment for such withdrawn interest from cash and cash equivalents available for distribution pursuant to Article V (and subject to the proviso in Section 5.01(b)(iii) if then applicable to such Member is the obligor with respect to an outstanding Default Loan), the sum of the portion of the Capital Account attributable to such withdrawn interest (adjusted to reflect the Value of the Company as determined as of the date of the last valuation pursuant to Section 9.05). If a Member withdraws its entire interest in the Company pursuant to this Section 7.02, then, subject to Section 8.02(b), the Company shall dissolve as provided by Article VIII.

Article VIII. TERM, DISSOLUTION AND LIQUIDATION OF COMPANY

Section 8.01 Term. Except as provided in Section 8.02, the Company shall continue without dissolution until all Investments are liquidated by the Company.

Section 8.02 Dissolution.

(a)	The Company shall be dissolved and its affairs wound up upon the occurrence of any of the following events:

(i)	the expiration of the term of the Company determined pursuant to Section 8.01;

(ii)	distribution of all assets of the Company;

(iii)	the full withdrawal of a Member of the Company pursuant to Section 7.02;

(iv)

a bankruptcy, insolvency, dissolution or liquidation of a Member, or the making of an assignment for the benefit of creditors by a Member, at the election of the other Member by providing written notice of such election; or

(v)

a default under Section 3.03 by a Member which remains uncured or unwaived after the expiration of the cure period set forth in Section 3.03, at the election of the other Member by providing written notice of such election;

(vi)

a determination by the SEC to subject ORCIC’s participation in the Company to an accounting or reporting treatment or other consequence which ORCIC, in its sole discretion, determines to be materially adverse to it, or a change by the SEC of its approval of ORCIC’s interest in the Company or the terms of such approval or its conclusions regarding the accounting or reporting treatment or other consequence which ORCIC, in its sole discretion, determines to be materially adverse to it, in each case at the election of ORCIC by providing written notice of such election to the other Member;

(vii)	the entry of a decree of judicial dissolution pursuant to the Act, in which event the provisions of Section 8.03, as modified by said decree, shall govern the winding up of the Company’s affairs; or

(viii)

a written notice by a Member to the other Member to dissolve the Company, which notice shall become effective as stated therein but no less than ninety (90) days after delivery (unless the other Member waives the notice requirement).

(b)

Notwithstanding Section 8.02(a), and subject to applicable law, the Company shall not be required to wind up, dissolve or terminate if any such action would cause the Company or any wholly-owned Financing Subsidiary to violate any law or contract applicable to any such Person.

Section 8.03 Wind-down.

(a)

Upon the dissolution of the Company, the Company shall be liquidated in accordance with this Article and the Act. The liquidation shall be conducted and supervised by the Members in the same manner provided by Article VI with respect to the operation of the Company during its term; provided that in the case of a dissolution and winding up of the Company pursuant to Section 8.02(a)(iii) or Section 8.02(a)(iv), the Member that elects such dissolution and winding up may elect further (subject to all of the provisions of this Agreement), by written notice to the other Member, to exercise as liquidating agent all of the rights, powers and authority with respect to the assets and liabilities of the Company in connection with the liquidation of the Company, to the same extent as the Board would have during the term of the Company.

(b)

From and after the date on which an event set forth in Section 8.02(a) becomes effective, the Company shall cease to make Investments after that date, except for Investments permitted pursuant to clauses (ii) through (vii) of Valid Company Purposes. Capital calls against the Capital Commitment of the Members shall cease from and after such effective date; provided that capital calls against the Capital

Commitment of the Members may continue to fund all items in clauses (ii) through (vii) of Valid Company Purposes. Subject to the foregoing, the Members shall continue to bear an allocable share of Expenses and other obligations of the Company until all Investments in which the Company participates (including through any applicable Financing Subsidiaries) are repaid or otherwise disposed of in the normal course of the Company’s activities.

(c)

Distributions to the Members during the winding down of the Company shall be made no less frequently than quarterly to the extent consisting of a Member’s allocable share of cash and cash equivalents, after taking into account reasonable reserves deemed appropriate by Board Approval (or in the event of a dissolution and winding up of the Company pursuant to Section 8.02(a)(iii) or Section 8.02(a)(iv), by a Member that has elected to act as liquidating agent pursuant to Section 8.03(a)), to fund Investments in which the Company continues to participate, Expenses and all other obligations (including without limitation contingent obligations) of the Company (each as set forth in the immediately preceding paragraph). Unless waived by Board Approval, the Company also shall withhold ten percent (10%) of distributions in any calendar year, which withheld amount shall be distributed within sixty (60) days after the completion of the annual audit covering such year. Except as otherwise provided herein, a Member shall remain a member of the Company until all Investments in which the Company participates are repaid or otherwise disposed of, all equity interests of the Company in each Financing Subsidiary are redeemed or such Financing Subsidiary is dissolved, the Member’s allocable share of all Expenses and all other obligations (including without limitation contingent obligations) of the Company are paid, and all distributions are made hereunder, at which time the Member shall have no further rights under this Agreement. Notwithstanding the foregoing, in case of the dissolution and winding up of the Company, and subject to this Section 8.03, distributions may be made in-kind, or a combination of cash and assets (including any debt or equity held by the Company in any Financing Subsidiary), as the Members or liquidating agent may select in its sole and absolute discretion provided that any distribution-in-kind shall not cause a breach by the Company or any Financing Subsidiary of any applicable law or contract. In the event of any distributions in-kind, the assets to be distributed will be valued pursuant to the valuation procedures set forth herein.

(d)

Upon dissolution of the Company, final allocations of all items of Company Profit and Loss shall be made in accordance with Section 4.02. Upon dissolution of the Company, the assets of the Company shall be applied in the following order of priority:

(i)

To creditors (other than Members) in satisfaction of liabilities of the Company (whether by payment or by the making of reasonable provision for payment thereof), including, without limitation, to establish any reasonable reserves which the Board may by Board Approval, in its reasonable judgment, deem necessary or advisable for any contingent, conditional or unmatured liability of the Company and to establish any reasonable reserves with respect to amounts the Company may pay or contribute in connection with Financing Subsidiaries;

(ii)

To creditors who are Members in satisfaction of liabilities of the Company (whether by payment or by the making of reasonable provision for payment of those liabilities), including to establish any reasonable reserves which the Board may by Board Approval, in its reasonable judgment, deem necessary or advisable for any contingent, conditional, or unmatured liability of the Company and to establish any reasonable reserves with respect to amounts the Company may pay or contribute in connection with Financing Subsidiaries;

(iii)

To establish any reserves which the Board may by Board Approval, in its reasonable judgment, deem necessary or advisable for any contingent, conditional or unmatured liability of the Company to Members; and

(iv)	The balance, if any, to the Members in accordance with Section 5.01(b).

(e)

Notwithstanding the foregoing, upon the occurrence of an event described in Section 8.02(a)(iii), (iv) or (v), the Member that may elect a dissolution and winding up (such Member, the “Electing Member”) may elect alternatively, by written notice (the “Election to Purchase”) to the other Member, for a period of fifteen (15) days following the occurrence of that event, to purchase all of the other Member’s interest in the Company or to designate a third party to effect the purchase. Other than in connection with a sale or transfer of the interest of a Defaulting Member pursuant to Section 3.03, the purchase price for such interest shall be payable in cash within ninety (90) days after the Election to Purchase is delivered to the other Member, and shall be equal to the Capital Account of the other Member adjusted to reflect the Value of the Company as determined as of the date of the last valuation pursuant to Section 9.05; provided, however, that to the extent any amounts are owed by the other Member to a non-Defaulting Member with respect to a Default Loan, any purchase price that would otherwise be payable to such other Member under this section shall instead first be paid to the non-Defaulting Member pursuant to the terms of Section 3.03(b)(iii) hereof until each such Default Loan (and any interest thereon) has been repaid in full with the remainder thereof, if any, payable to such other Member. After such purchase, the other Member shall no longer be a member of the Company, and the Member that has elected to purchase the other Member’s interest may dissolve or continue the Company as it may determine. Each Member hereby agrees to sell all of its interest in the Company to the Electing Member or the third party designated by the Electing Member at that price if the Election to Purchase is timely exercised by the Electing Member. If the Electing Member does not exercise the Election to Purchase within the 15-business day period set forth in this Section 8.02(e) or if the Electing Member or its third-party designee does not purchase the other Member’s Entire Interest within ninety (90) days after the Election to Purchase is delivered to the other Member, then the Election to Purchase shall terminate, and (i) in the case of a full withdrawal by a Member under Section 8.02(a)(iii), the other Member shall withdraw its entire interest in the Company pursuant to Section 7.02, and the Company shall terminate as provided by Article VIII or (ii) in the case of the occurrence of an event described Section 8.02(a)(iv)-(vii), the Electing Member shall retain the option to elect the dissolution of the Company pursuant to Section 8.02(a), as applicable. After any purchase pursuant to an Election to Purchase, the other Member shall no longer be a member of the Company, and the Electing Member or third party designee of the Electing Member that has consummated the purchase may dissolve or continue the Company as it may determine.

(f)

In the event that an audit or reconciliation relating to the fiscal year in which a Member receives a distribution under this Section 8.03 reveals that such Member received a distribution in excess of that to which such Member was entitled, the Company or the other Member may, in its discretion, seek repayment of such distribution to the extent that such distribution exceeded what was due to such Member.

(g)

Each Member shall be furnished with a statement prepared by the Company’s accountant, which shall set forth the assets and liabilities of the Company as at the date of complete liquidation, and each Member’s share thereof. Upon compliance with the distribution plan set forth in this Section 8.03, the Members shall cease to be such, and either Member may execute, acknowledge and cause to be filed a certificate of cancellation of the Company.

Article IX. ACCOUNTING, REPORTING AND VALUATION PROVISIONS

Section 9.01 Books and Accounts.

(a)

Complete and accurate books and accounts shall be kept and maintained for the Company at its principal office. Such books and accounts shall be kept on the accrual basis method of accounting and shall include separate Capital Accounts for each Member. Capital Accounts for financial reporting purposes and for purposes of this Agreement shall be maintained in accordance with Section 4.01. For purposes of complying with Section 4.04, to the extent the Administrative Agent determines it to be necessary, the Company shall also maintain capital accounts in a manner consistent with applicable Treasury Regulations section 704-1(b)(4).. Each Member or its duly authorized representative, at its own expense, shall at all reasonable times and upon reasonable prior written notice to the Administrative Agent have access to, and may inspect, such books and accounts and any other records of the Company for any purpose reasonably related to its interest in the Company.

(b)

All funds received by the Company shall be deposited in the name of the Company in such bank account or accounts or with such custodian, and assets owned by the Company may be deposited with such custodian, as may be designated by Board Approval from time to time and withdrawals therefrom shall be made upon such signature or signatures on behalf of the Company as may be designated by Board Approval from time to time.

Section 9.02 Financial Reports; Tax Return.

(a)

The Company shall engage an independent certified public accountant selected and approved by Board Approval to act as the accountant for the Company and to audit the Company’s books and accounts as of the end of each fiscal year. As soon as practicable, but no later than one hundred twenty (120) days, after the end of such fiscal year, the Members shall cause the Administrative Agent to deliver, by any of the methods described in Section 10.07, to each Member and to each former Member who withdrew during such fiscal year:

(i)

audited financial statements of the Company as at the end of and for such fiscal year, including a balance sheet and statement of income, together with the report thereon of the Company’s independent certified public accountant, which annual financial statements shall be approved by Board Approval;

(ii)	a statement of holdings of assets of the Company, including both the cost and the valuation of such assets as determined pursuant to Section 9.05, and a statement of such Member’s Capital Account;

(iii)

a Schedule K-1 for such Member with respect to such fiscal year, prepared in accordance with the Code, together with corresponding forms for state income tax purposes, setting forth such Member’s distributive share of Company items of Profit or Loss for such fiscal year and the amount of such Member’s Capital Account at the end of such fiscal year provided that, to the extent that the requisite information is not available within such 120 day period, the Company will provide the items required by this Section 9.02(a)(iii) as soon as reasonably practicable thereafter; and

(iv)

such other financial information and documents respecting the Company and its business as the Administrative Agent deems appropriate, or as a Member may reasonably require and request, to enable such Member to monitor and evaluate its interest in the Company, to comply with regulatory requirements applicable to it or to prepare its federal and state income tax returns.

(b)	The Board shall cause the Administrative Agent to prepare and timely file after the end of each fiscal year of the Company all federal and state income tax returns of the Company for such fiscal year.

(c)

As soon as practicable, but in no event later than sixty (60) days, after the end of each of the first three fiscal quarters of a fiscal year, the Board shall cause the Administrative Agent to prepare and deliver, by any of the methods described in Section 10.07, to each Member (i) unaudited financial information with respect to such Member’s allocable share of Profit or Loss and changes to its Capital Account as of the end of such fiscal quarter and for the portion of the fiscal year then ended, (ii) a statement of holdings of assets of the Company as to which such Member participates, including both the cost and the valuation of such assets as determined pursuant to Section 9.05, (iii) unaudited primary financial statements, including a balance sheet and statement of income but excluding notes to financials and related disclosures, and (iv) such other financial information as the Administrative Agent deems appropriate, or as a Member may reasonably require and request, to enable such Member to monitor and evaluate its interest in the Company or to comply with regulatory requirements applicable to it.

(d)	On a weekly basis, the Board shall cause the Company to provide the “Names Reports” referenced in Schedule B hereto.

Section 9.03 Tax Elections. The Members intend that the Company will be classified as a partnership for U.S. federal income tax purposes and, without Board Approval, no person shall take any action inconsistent with such treatment, including filing an election to cause the Company to be classified as an association taxable as a corporation for U.S. federal tax purposes. Except as provided in the preceding sentence, the Company may, by Board Approval, but shall not be required to, make any election pursuant to the provisions of Section 754 or 1045 of the Code, or any other election required or permitted to be made by the Company under the Code.

Section 9.04 Confidentiality.

(a)

Each Member agrees to maintain the confidentiality of the Company’s records, reports and affairs, and all information and materials furnished to such Member by the Company, any Financing Subsidiary, any other Member, ORCIC’s investment adviser, the Administrative Agent or their Affiliates with respect to their respective businesses and activities; each Member agrees not to provide to any other Person copies of any financial statements, tax returns or other records or reports, or other information or materials, provided or made available to such Member; and each Member agrees not to disclose to any other Person any information contained therein (including any information with respect to Portfolio Companies), without the express prior written consent of the disclosing party; provided, that each Member may disclose (x) any such information as may be required by law in connection with the filing of any periodic reports under the U.S. Securities Exchange Act of 1934, as amended, any registration statements under the U.S. Securities Act of 1933, as amended or any other filings made with the SEC; provided, however, that ORCIC agrees to provide its initial disclosures relating to the Company to OSTRS prior to making such disclosures and to the extent that ORCIC’s subsequent filings include disclosures relating to OSTRS that differ materially from those initially provided to OSTRS, ORCIC will, to the extent practicable, use commercially reasonable efforts to provide such additional disclosures to OSTRS, and (y) the names of borrowers of loans made by the Company and summaries of such loan transactions in any marketing materials (including tombstone ads) in connection with any offering of such Member’s securities; provided, further that any Member may provide financial statements, tax returns and other information contained therein (i) to such Member’s accountants, internal and external auditors, legal counsel, financial advisors and other fiduciaries and representatives (who may be Affiliates of such Member), including its officers, directors, and employees, including, in the case of OSTRs, Retirement Board members, members, officers, employees or agents as long as such Member instructs such Persons to maintain the confidentiality thereof and not to disclose to any other Person any information contained therein, (ii) to potential transferees of such Member’s Company interest that agree in writing, for the benefit of the Company, to maintain the confidentiality thereof, but only after reasonable advance notice to the Company, (iii) if and to the extent required by law (including judicial or administrative order); provided that, to the extent legally permissible, the Company is given prior notice to enable it to seek a protective order or similar relief, (iv) to representatives of any governmental regulatory agency or authority with jurisdiction over such Member, or as otherwise may be necessary to comply with regulatory requirements applicable to such Member; (v) as required or advisable to obtain financing directly by the Company or by a Financing Subsidiary or as required or permitted to be disclosed under any related offering or transaction documents; and (vi) in order to enforce rights under this Agreement. Notwithstanding the foregoing, the following shall not be considered confidential information for purposes of this Agreement: (a) information generally known to the public; (b) information obtained by a Member from a third party who is not prohibited from disclosing the information; (c) information in the possession of a Member prior to its disclosure by the Company, a Financing Subsidiary, another Member, ORCIC’s investment adviser, the Administrative Agent or their Affiliates; or (d) information which a Member can show by written documentation was developed independently of disclosure by the Company, a Financing Subsidiary, another Member, ORCIC’s investment adviser, the Administrative Agent or their Affiliates. Without limitation to the foregoing, no Member shall engage in the purchase, sale or other trading of securities or derivatives thereof based upon confidential information received from the Company, a Financing Subsidiary, another Member, ORCIC’s investment adviser, the Administrative Agent or their Affiliates.

(b)

Each of the Company, a Financing Subsidiary, a Member, ORCIC’s investment adviser, the Administrative Agent or any of their Affiliates may, in its reasonable discretion, keep confidential from any Member information to the extent such Person reasonably determines that: (i) disclosure of such information to such Member likely would have a material adverse effect upon the Company, a Financing Subsidiary or a Portfolio Company due to an actual or likely conflict of business interests between such Member and one or more other parties or an actual or likely imposition of additional statutory or regulatory constraints upon the Company, a Financing Subsidiary, a Member, ORCIC’s investment adviser, the Administrative Agent, any of its Affiliates or a Portfolio Company; or (ii) such Member cannot or will not adequately protect against the improper disclosure of confidential information, the disclosure of which likely would have a material adverse effect upon the Company, a Financing Subsidiary, a Member, ORCIC’s investment adviser, the Administrative Agent, any of its Affiliates or a Portfolio Company. In the event that any information is withheld from a Member pursuant to this Section 9.04(b), each of the Company, a Financing Subsidiary, a Member, ORCIC’s investment adviser, the Administrative Agent or any of their Affiliates will (x) promptly notify such Member of such withholding of information, and (y) use reasonable best efforts to cooperate with such Member in determining an alternate method in which such information may be disclosed to such Member. Notwithstanding the foregoing, each of the Company, a Member, the Administrative Agent or any of their Affiliates shall promptly provide to each Member all relevant information and documents related to any notice or request (whether written or oral) received from any governmental or regulatory agency involving any pending or threatened Proceeding in connection with the activities or operations of the Company.

(c)

Each Member: (i) acknowledges that the Company, another Member, ORCIC’s investment adviser, the Administrative Agent, its Affiliates, and their respective direct or indirect members, members, managers, officers, directors and employees are expected to acquire confidential third-party information (e.g., through Portfolio Company directorships held by such Persons or otherwise) that, pursuant to fiduciary, contractual, legal or similar obligations, cannot be disclosed to the Company or the Member; and (ii) agree that none of such Persons shall be in breach of any duty under this Agreement or the Act as a result of acquiring, holding or failing to disclose such information to the Company or the Member.

(d)

The Company and ORCIC acknowledge that OSTRS is a public pension fund subject to the laws of the State of Ohio, which could result in the disclosure of information regarding the Company pursuant to such laws, including, without limitation, the Ohio Revised Code Chapters 121 and 149 (together the “Ohio Act”). In connection with OSTRS status as such, each of ORCIC and the Company consents in advance to disclosure of Company Level Information and agrees that any such disclosure shall not constitute a breach of this Agreement. “Company Level Information” means (i) the fact that OSTRS has made an investment in the Company and the year in which the investment was made, (ii) the amount of OSTRS’s original, and each additional, investment in the Company, (iii) the aggregate cash contributions made by OSTRS to the Company and the aggregate cash distributions OSTRS has received from the Company from the time of OSTRS’s initial investment in the Company, (iv) OSTRS’s internal rate of return resulting from OSTRS’s investment in the Company, (v) the fair market value of OSTRS’s investment in the Company and the corresponding “quartile ranking” of the fund, (vi) the amount of the Management Fee paid on an annual basis (and in the aggregate) by the Company or OSTRS and (vii) a brief description of the general investment strategy of the Company. In addition, each of ORCIC and the Company agree that, (i) notwithstanding anything to the contrary in this Agreement, OSTRS has the right, if and to the extent that OSTRS reasonably determines that it is required by the Ohio Act or any similar law, rule, policy, regulation or legal process applicable to OSTRS, to disclose Confidential Information or other confidential information provided to OSTRS in connection with its investment in the Company, and (ii) in no case will OSTRS be deemed to be in violation of the Agreement as a result of such disclosure. OSTRS, to the extent provided by law, will use reasonable efforts to give ORCIC prior notice of any such required disclosure. Each of ORCIC and the Company agree that OSTRS will not be required to institute or voluntarily participate as a party in legal proceedings in connection with OSTRS’s obligations under the Information Acts relating to protecting such information under this Agreement. This Section 9.04(d) shall survive and continue to be effective indefinitely notwithstanding the termination of this Agreement or OSTRS ceasing to be a Member.

(e)

Any confidentiality agreement that a Member may be required to agree to in order to access any website maintained by the Company for the purpose of making certain documents available or delivering notices to the Members under this Agreement shall be subject to the confidentiality provisions of this Agreement.

(f)

Each Member acknowledges that the United States securities laws restrict (i) the purchase or sale of securities by any person who has received material, non-public information from the issuer of such securities, and (ii) the communication of such information to any other person when it is reasonably foreseeable that such other person is likely to purchase or sell such securities in reliance upon such information. To the extent that any information disclosed to a Member hereunder constitutes material, non-public information, such Member agrees to refrain from trading in the securities of the party or parties to which such information relates until such time as no violation of the applicable securities laws would result from such securities trading.

Section 9.05 Valuation.

(a)

Valuations shall be made as of the end of each fiscal quarter and upon liquidation of the Company (each a “Valuation Date”) in accordance with the following provisions and the Company’s valuation guidelines then in effect (which shall be consistent with ORCIC’s valuation guidelines then in effect):

(i)

Within 5 business days of a Valuation Date, the Administrative Agent shall deliver to the Members the recommended valuation as of such date, and provide such Persons with a reasonable opportunity to request information and to provide comments with respect to the information.

1)

For all investments in which a pricing feed or broker quote is available, such fair value shall be determined by the bid side of such pricing feed or broker quote (average of bid side if multiple); and

2)	For all investments in which a pricing feed or broker quote is not available, such fair value shall be determined by an Independent Valuation Firm retained by the Company with Board Approval.

(ii)	When the recommended valuation as of such date is approved by Board Approval, then the valuation that has been approved shall be final.

(iii)

Liabilities of the Company shall be taken into account at the amounts at which they are carried on the books of the Company, and provision shall be made in accordance with GAAP for contingent or other liabilities not reflected on such books and, in the case of the liquidation of the Company, for the expenses (to be borne by the Company) of the liquidation and winding up of the Company’s affairs.

(iv)

No value shall be assigned to the Company name and goodwill or to the office records, files, statistical data, or any similar intangible assets of the Company not normally reflected in the Company’s accounting records.

(b)

All valuations shall be made in accordance with the foregoing shall be final and binding on all Members, absent actual and apparent error. Valuations of the Company’s assets by the Independent Valuation Firm shall be at the Company’s expense, including the costs of any third party pricing services.

Article X. MISCELLANEOUS PROVISIONS

Section 10.01 Power of Attorney.

(a)	Each Member irrevocably constitutes and appoints ORCIC the true and lawful attorney-in-fact of such Member to execute, acknowledge, swear to and file any of the following:

(i)

Any certificate or other instrument which may be required to be filed by the Company under the laws of the United States, the State of Delaware, or any other jurisdiction; provided that no such certificate or instrument shall have the effect of amending this Agreement other than as permitted hereby; and

(ii)	Any amendment or modification of any certificate or other instrument referred to in this Section 10.01.

It is expressly acknowledged by each Member that the foregoing power of attorney is coupled with an interest and shall survive death, legal incapacity and assignment by such Member of its interest in the Company; provided, however, that if a Member shall assign all of its interest in the Company and the assignee shall, in accordance with the provisions of this Agreement, become a substitute Member, such power of attorney shall survive such assignment only for the purpose of enabling each attorney-in-fact to execute, acknowledge, swear to and file any and all instruments necessary to effect such substitution and provided further that such power of attorney shall terminate upon the bankruptcy of the Member.

(b)

Each Member irrevocably constitutes and appoints the other Member the true and lawful attorney-in-fact of such Member to execute, acknowledge, swear to and file any agreement, document, certificate or other instrument in connection with the sale and transfer of such Member’s interest in the Company pursuant to Section 3.03 by the other Member.

It is expressly acknowledged by each Member that the foregoing power of attorney is coupled with an interest and (i) shall survive death, legal incapacity, bankruptcy, termination and dissolution by such Member of its interest in the Company, (ii) shall survive the delivery of an assignment by the Member of the whole or any portion of such Member’s interest in the Company, except that where the assignee thereof has been approved as a substituted Member of the Company, and (iii) shall terminate upon the bankruptcy of ORCIC.

Section 10.02 Determination of Disputes. Any dispute or controversy among the Members (other than a suit brought against a Defaulting Member) arising in connection with (i) this Agreement or any amendment hereof, (ii) the breach or alleged breach hereof, (iii) the actions of any of the Members, or (iv) the formation, operation or dissolution and liquidation of the Company, shall be determined by a court in San Francisco, California.

Section 10.03 Certificate of Formation; Other Documents. The Members hereby approve and ratify the filing of the Certificate of Formation on behalf of the Company. The Members agree to execute such other instruments and documents as may be required by law or which a Member or the Board deems necessary or appropriate to carry out the intent of this Agreement; provided that a Member shall not be required to execute any instrument or document that is adverse to such Member. Each Member further agrees to deliver, if requested by the Company for provision to a third-party lender, (i) its most recent financials; (ii) a certificate confirming the remaining amount of its uncalled Capital Commitment; (iii) an authority documentation relating to its entry into its this Agreement, and such other instruments as the Company or such lender may reasonably require in order to effect any such borrowings by the Company or any of its Affiliates; provided that any such document or instrument is reasonably acceptable to such Member.

Section 10.04 Force Majeure. Whenever any act or thing is required of the Company or a Member hereunder to be done within any specified period of time, the Company and the Member shall be entitled to such additional period of time to do such act or thing as shall equal any period of delay resulting from causes beyond the reasonable control of the Company or the Member, including, without limitation, bank holidays, and actions of governmental agencies, and excluding, without limitation, economic hardship; provided that this provision shall not have the effect of relieving the Company or the Member from the obligation to perform any such act or thing.

Section 10.05 Governing Law; Jurisdiction; Jury Waiver. This Agreement shall be governed by, and construed in accordance with, the internal law of the State of Delaware, without regard to the principles of conflicts of laws thereof, except for issues of Ohio law referenced herein, which shall be construed in accordance with the substantive laws of the State of Ohio without regard to the principles of conflicts of laws thereof.. To the fullest extent permitted by law, in the event of any dispute or controversy arising out of the terms and conditions of this Agreement, the parties to this Agreement consent and submit to the jurisdiction of the courts of the State of New York located in New York County or the United States District Court for the Southern District of New York. Notwithstanding the foregoing, each of ORCIC and the Company acknowledges and agrees that pursuant to Section 3307.131 of the

Ohio Revised Code, any action or proceeding that may be brought against OSTRS or its officers, employees or Retirement Board members by ORCIC, the Company, or their affiliates shall be brought exclusively in the appropriate court in Franklin County, Ohio. Neither Member hereto waives or shall be required to waive its rights to a trial by jury in any venue (such rights being expressly reserved) and does not and shall not be required to consent to arbitration of any dispute, including, in respect of OSTRS’s as a result of its status as a public pension plan.

Section 10.06 Waivers.

(a)

No waiver of the provisions hereof shall be valid unless in writing and then only to the extent therein set forth. Any right or remedy of the Members hereunder may be waived by Board Approval, and any such waiver shall be binding on all Members. Except as specifically herein provided, no failure or delay by any party in exercising any right or remedy hereunder shall operate as a waiver thereof, and a waiver of a particular right or remedy on one occasion shall not be deemed a waiver of any other right or remedy or a waiver on any subsequent occasion.

(b)	Except as otherwise provided in this Agreement, any approval or consent of the Members may be given by Board Approval, and any such approval or consent shall be binding on all Members.

Section 10.07 Notices. All notices, demands, solicitations of consent or approval, and other communications hereunder shall be in writing or by electronic mail (with or without attached PDFs), and shall be sufficiently given if personally delivered or sent by postage prepaid, registered or certified mail, return receipt requested, or sent by electronic mail, overnight courier or facsimile transmission, addressed as follows: if intended for the Company, to the Company’s principal office determined pursuant to Section 2.03; and if intended for any Member, to the address of such Member set forth on the Company’s records, or to such other address as any Member may designate by written notice. Notices shall be deemed to have been given (i) when personally delivered, (ii) if sent by registered or certified mail, on the earlier of (A) three days after the date on which deposited in the mails or (B) the date on which received, (iii) if sent by overnight courier or facsimile transmission, on the date on which received or (iv) if sent by electronic mail, on the date on which received or on the next business day if the date received is either not a business day or the electronic mail was received after 5:00pm local time at the address of the recipient; provided that notices of a change of address shall not be deemed given until the actual receipt thereof. The provisions of this Section shall not prohibit the giving of written notice in any other manner; any such written notice shall be deemed given only when actually received.

Section 10.08 Construction.

(a)	The captions used herein are intended for convenience of reference only and shall not modify or affect in any manner the meaning or interpretation of any of the provisions of this Agreement.

(b)

As used herein, the singular shall include the plural (and vice versa), the masculine gender shall include the feminine and neuter, and the neuter gender shall include the masculine and feminine, unless the context otherwise requires.

(c)	The words “hereof,” “herein,” and “hereunder,” and words of similar import, when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(d)	References in this Agreement to Articles, Sections and Schedules are intended to refer to Articles, Sections and Schedules of this Agreement unless otherwise specifically stated.

(e)

Nothing in this Agreement shall be deemed to create any right in or benefit for any creditor of the Company that is not a party hereto, and this Agreement shall not be construed in any respect to be for the benefit of any creditor of the Company that is not a party hereto. Notwithstanding the foregoing, the lenders under a Facility are express, intended third-party beneficiaries hereof, entitled to enforce the provisions of Section 3.01 in their own name in accordance with the terms governing such Facility.

(f)

References to any Person includes such Person’s successors (including any successor by merger, consolidation, conversion or acquisition of all or substantially all of such Person’s assets) and assigns provided that, if restricted by this Agreement, only if such successors and assigns are permitted hereunder.

(g)	Reference to day or days without further qualification means calendar days.

(h)

References to any agreement, document or instrument means such agreement, document or instrument, together with all schedules, exhibits and annexes thereto, in each case as amended, modified, waived, supplemented, restated or replaced and in effect from time to time in accordance with the terms thereof.

(i)

References to any applicable law means such applicable law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any applicable law means that provision of such applicable law from time to time in effect including those constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision.

(j)	The term “including” shall mean “including without limitation.”

Section 10.09 Amendments. This Agreement may be amended only with the written consent of the parties hereto.

Section 10.10 Legal Counsel. ORCIC has engaged Eversheds Sutherland (US) LLP (“Company Counsel”), as legal counsel to the Company and ORCIC. Moreover, Company Counsel has previously represented and/or concurrently represents the interests of the Company, ORCIC and/or parties related thereto in connection with matters other than the preparation of this Agreement and may represent such Persons in the future. Each Member: (i) approves Company Counsel’s representation of the Company and ORCIC in the preparation of this Agreement; and (ii) acknowledges that Company Counsel has not been engaged by any other Member to protect or represent the interests of such Member vis-à-vis the Company or the preparation of this Agreement, and that actual or potential conflicts of interest may exist among the Members in connection with the preparation of this Agreement. In addition, each Member: (i) acknowledges the possibility of a future conflict or dispute among Members or between any Member or Members and the Company; and (ii) acknowledges the possibility that, under the laws and ethical rules governing the conduct of attorneys, Company Counsel may be precluded from representing the Company and/or ORCIC (or any equity holder thereof) in connection with any such conflict or dispute. Nothing in this Section 10.10 shall preclude the Company from selecting different legal counsel to represent it at any time in the future and no Member shall be deemed by virtue of this Section 10.10 to have waived its right to object to any conflict of interest relating to matters other than this Agreement or the transactions contemplated herein provided that any Member may otherwise waive such right.

Section 10.11 Execution. This Agreement may be executed in any number of counterparts and all such counterparts together shall constitute one agreement binding on all Members.

Section 10.12 Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the respective heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto; provided that this provision shall not be construed to permit any assignment or transfer which is otherwise prohibited hereby.

Section 10.13 Severability. If any one or more of the provisions contained in this Agreement, or any application thereof, shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and all other applications thereof shall not in any way be affected or impaired thereby.

Section 10.14 Computation of Time. In computing any period of time under this Agreement, the day of the act, event, or default from which the designated period of time begins to run shall not be included. The last day of the period so computed shall be included, unless it is a Saturday, Sunday or legal holiday on which banks in New York are closed, in which event the period shall run until the end of the next day which is not a Saturday, Sunday or such a legal holiday. Any reference to “business day” shall refer to any day which is not a Saturday, Sunday or such a legal holiday. Any references to time of day shall refer to New York time.

Section 10.15 Entire Agreement. This Agreement, and any other agreements that may be entered into in connection with a Facility set forth the entire understanding among the parties relating to the subject matter hereof, any and all prior correspondence, conversations, memoranda or other writings being merged herein and replaced and being without effect hereon. No promises, covenants or representations of any character or nature other than those expressly stated herein or in any such other agreement have been made to induce any party to enter into this Agreement.

Section 10.16 Opinions of Counsel. In any event in which this Agreement requires or permits a Member to deliver an opinion of legal counsel, the Company and each Member will accept an opinion from internal legal counsel of the Member.

Section 10.17 Enforceability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

Section 10.18 Ethics Laws. The Company will comply with (i) any applicable laws or requirements in Sections 101.90 et seq., 102.03, 2921.43, and 3307 of the Ohio Revised Code, and (ii) reporting requirements with the Ohio Secretary of State related to expenditures made in connection with a candidate’s efforts to be elected to the Retirement Board. ORCIC and the Company represent and warrant that neither it nor any of its affiliates, members (but excluding, for the avoidance of doubt, Members), officers, employees, agents (including any placement agents) or representatives has paid or will pay, or has given or will give, any remuneration or thing of value directly or indirectly to OSTRS or any of its Retirement Board members, members, officers, employees or agents in connection with OSTR’s investment in the Company or otherwise, including, but not limited to, a finder’s fee, cash solicitation fee or a fee for consulting, lobbying or otherwise.

Section 10.19 Sovereign Immunity. Except to the extent expressly waived by statute, OSTRS hereby reserves all immunities, defenses, rights or actions arising out of its sovereign status and under the Eleventh Amendment to the U.S. Constitution, and no waiver of any such immunities, defenses, rights or actions shall be implied or otherwise deemed to exist by its entry into or performance of this Agreement, whether prior to, upon or after the entry by OSTRS into this Agreement.

Section 10.20 Plan Participants. For the avoidance of doubt, ORCIC and the Company agree that, in light of OSTRS’s status as a public pension plan established under the laws of the State of Ohio whose plan participants and pension beneficiaries do not have individual investment discretion, ownership interests or property rights with respect to OSTRS’s investment in the Company, OSTRS’s plan participants and beneficiaries (a) are not beneficial owners of OSTRS, and (b) will be deemed not to have a beneficial interest or economic interest in the Interest. For the avoidance of doubt, OSTRS makes no representations or warranties herein regarding its plan participants or beneficiaries and in no event shall have any obligation to deliver any information or documents to the Company, ORCIC, their affiliates or any lender to the Company, concerning (i) OSTRS’s plan participants or beneficiaries, or (ii) non-public information concerning OSTRS’s Retirement Board.

Section 10.21 Tax Matters.

(a)

Tax Adjustments. With respect to tax adjustments and assessments made under the Bipartisan Budget Act of 2015, the Company will use commercially reasonable efforts to either (a) make an election under Section 6226 of the Code (as amended by the Bipartisan Budget Act of 2015) or (b) apply the procedures of Section 6225(c) of the Code (as amended by the Bipartisan Budget Act of 2015) to modify any imputed underpayment of tax (including, for all purposes of this paragraph, any interest, penalties, additions to tax or additional amounts). In the event the Company applies the procedures of Section 6225(c) of the Code, the Company will use commercially reasonable efforts not to allocate any imputed underpayment of tax assessed to the Company to “Tax-Exempt Entities” (including OSTRS), as defined in Section 168(h)(2) of the Code.

(b)

Non-U.S. Tax. The Company agrees to promptly inform the Members if it receives any written notification from a governmental, regulatory or tax authority that either Member is required to file a tax return in any jurisdiction in which the Company has made an investment solely as a result of such Member being a Member, and to use reasonable efforts to provide to such Member all necessary and reasonably available tax-related information required for such Member to make such tax filing in a timely manner. The Company shall use reasonable efforts to structure its investments so as to avoid the imposition by any governmental authority within any non-U.S. jurisdictions in which the Company makes its investments of any tax liability on the Company. In the event that, notwithstanding such reasonable efforts, either Member is required to file a tax return in a non-U.S. jurisdiction or the Company is subject to a tax liability or required to withhold or make any payment with respect to any tax liability, in each case solely as a result of an investment by the Company, the Company shall use its reasonable efforts to provide such Member with sufficient information as to permit it to complete all requisite tax forms and reports and to make in a timely manner any and all related tax filings, all as may be required by the relevant governmental authority, which information shall include, without limitation, appropriate tax forms and filing information, and, if requested in writing by such Member, the Company shall cause such tax forms and reports to be prepared on such Member’s behalf. In addition, Company shall use its reasonable efforts to obtain or to assist the Members in obtaining, any available tax refunds or exemptions from withholding tax arising out of such Member’s interest in the Company.

(c)	Foreign Account Tax Compliance Act; Common Reporting Standards.

(i)

To the extent that any payments to the Company (or any entity formed under non-U.S. law that is part of an Alternative Investment Vehicle) would be subject to withholding under Sections 1471 through 1474 of the Code, and the Treasury Regulations promulgated thereunder (“FATCA”) or similar law or regulation, the Company shall use commercially reasonable efforts to avoid the imposition of such withholding tax, including, without limitation, by using its reasonable best efforts to cause any such non-U.S. entity to meet the requirements of Section 1471(b) of the Code. In the event of any payments to the Company are subject to a withholding tax because the Company has one or more “recalcitrant account holders” (as defined under FATCA) or similar law or regulation, the Company shall use reasonable best efforts to ensure that neither Members bears the economic burden of any such withheld taxes, unless such Member is in law and fact a “recalcitrant account holder” within the meaning of Section 1471 of the Code or similar law or regulation, provided that, for the avoidance of doubt, neither Member or the Company shall be required to indemnify any Member for any such withheld amounts. The Members acknowledge that OSTRS is a governmental instrumentality and qualified pension plan of the State of Ohio and agree that OSTRS is not a “specified United States person” as described in section 1473(3) of the Code and the Treasury Regulations thereunder because it is exempt from tax under Section 501(a) of the Code.

(ii)

The Company shall use reasonable best efforts to allocate any withholding pursuant to FATCA or similar law or regulation (and any corresponding reduction in distributable proceeds) to those Members (or any Parallel Fund or Alternative Investment Vehicle) whose existence, actions or inactions are responsible for requiring the Company (or Parallel Fund or Alternative Investment Vehicle) to withhold amounts in accordance with FATCA or similar law or regulation.

(iii)

ORCIC acknowledges that based upon the current administrative interpretations of FATCA, a properly completed up-to-date IRS Form W-9 from OSTRS indicating its FATCA exemption code satisfies OSTRS’s current obligation to provide any information, representations, certificates or other forms relating to OSTRS in respect of FATCA.

Section 10.22 Power of Attorney. By way of clarification, any power of attorney granted pursuant to the terms of the Agreement (including pursuant to Section 10.01 of the Agreement) (collectively, the “Power of Attorney”) is intended to be ministerial in scope and limited solely to those items permitted under the relevant grant of authority, and such power of attorney rights are not intended to be a general grant of power to independently exercise discretionary judgment on behalf of OSTRS. Without limiting the generality of the foregoing, and notwithstanding anything to the contrary in the Agreement, the powers of attorney granted pursuant to the terms of the Power of Attorney do not (a) grant a power of attorney to give any representations or warranties on behalf of OSTRS, or (b) increase any obligations of OSTRS not otherwise contemplated by the Agreement. Notwithstanding anything in the power of attorney granted pursuant to the terms of the Power of Attorney that may be construed to the contrary, no exercise of such power is authorized by OSTRS or shall be deemed valid if it contravenes this Agreement, any federal, state or local law or any policy to which OSTRS is or may become subject, and such power of attorney shall automatically terminate in the event of a (i) bankruptcy, insolvency, withdrawal or removal of a Member or (ii) finding (other than a temporary, preliminary or similar injunction) by any court or governmental body of competent jurisdiction in a final and non-appealable judgment, verdict or order that a Member has committed embezzlement or fraud or acted in bad faith in connection with the performance of its duties under the terms of the Agreement. ORCIC shall notify OSTRS as promptly as practicable following the exercise of the power of attorney in its name pursuant to the Power of Attorney and provide OSTRS with a copy of any agreement, instrument, certificate or other document that is signed by any person as attorney-in-fact for OSTRS.

Section 10.23 Insurance. The Company will obtain, and subject to Board approval, maintain (i) a fidelity bond insurance program to insure against dishonesty and fraud with limits in excess of $1 million, and (ii) directors and officers insurance with an aggregate limit of at least $5 million.

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IN WITNESS WHEREOF, the Members have caused this Agreement to be executed and delivered as of November 2, 2022.

Owl Rock Core Income Corp.

By:	/s/ Bryan Cole
	Name:	Bryan Cole
	Title:	Chief Financial Officer

State Teachers Retirement System of Ohio

By:	/s/ Matthew Worley
	Name:	Matthew Worley
	Title:	Deputy Executive Director, Investments

Appendix A

Member List

Name/Address	Capital Commitment
Owl Rock Core Income Corp. 399 Park Avenue 38th Floor New York, NY 10167	$437,500,000
State Teachers Retirement System of Ohio 275 East Broad Street Columbus Ohio 43215-3771	$62,500,000

Schedule A

Board Approval

1. Board Approval shall be required in advance for the Company or any Financing Subsidiary that is wholly-owned or otherwise controlled by the Company to do any of the following:

(a)

Approve or modify on a monthly basis parameters or guidelines (the “Parameters”) pursuant to which the Company may invest in Broadly Syndicated Loans and CLO Notes; provided, however, that on a weekly basis the Investment Committee must approve the Company’s weekly investible capital, the name of the issuers in which the Company may invest, the maximum size of the investment and the range of acceptable interest rates (the “Minimum Criteria”). The initial Parameters and Minimum Criteria are set forth on Schedule B-1 hereto.

(a)	Enter into any transaction with a Member or an Affiliate of a Member.

(b)	Make short sales of assets or engage in hedging or other derivative or commodities transactions.

(c)

Enter into any credit facility, including in particular enter into a senior credit facility to leverage the Company’s Investments, or materially modify or waive the terms thereof or make a voluntary prepayment.

(d)	Guarantee, or otherwise become liable for, the obligations of other Persons, including, without limitation, Portfolio Companies and Alternative Investment Vehicles.

(e)	Replace the Administrative Agent for the Company, or materially modify or waive the terms of the Administrative Services Agreement.

(f)	Approve a sub-administration agreement, or materially modify or waive the terms of a sub-administration agreement.

(g)	Approve a transfer or pledge of an interest in the Company in accordance with Article VII, except as provided otherwise herein, including pursuant to Section 3.03.

(h)	File for bankruptcy.

(i)	Commence or settle any material claims or litigation.

(j)	Distribute Illiquid Securities.

(k)	Take any action or decision which pursuant to any provision of the Company’s operating agreement requires Board Approval.

(l)	Modify or waive any material provision of this Agreement.

2. Subject to Section 1 of this Schedule A for matters requiring Board Approval in advance, Board Approval shall be required for the Company or any Financing Subsidiary that is wholly-owned or otherwise controlled by the Company to do any of the following, which Board Approval may be obtained by ratification:

(a)	Change the name or principal office of the Company, or open additional offices of the Company;

(b)

Form, acquire an interest in, or transfer or otherwise dispose of an interest in, any Financing Subsidiary, Alternative Investment Vehicle, or any other subsidiary owned by it, or materially modify or waive the terms thereof;

(c)	Retain a custodian of its assets and open bank accounts on its behalf; and

(d)	Take any action or decision which pursuant to any provision of this Agreement requires Board Approval.

Schedule B

Prior Investment Committee Approval

Prior Investment Committee Approval shall be required for the Company or any Subsidiary to do any of the following:

(a)

Take any action or decision which results in the investment of any amount (including any additional amount) in a Loan (other than an amount invested pursuant to a binding obligation previously entered into with Prior Investment Committee Approval) or the sale, transfer or other disposition of any Loan (other than an amount sold, transferred or otherwise disposed of pursuant to a binding obligation previously entered into with Prior Investment Committee Approval).

(b)	Approve on a weekly basis the Minimum Criteria which, for the avoidance of doubt, will be consistent with the then current Parameters.

(c)

Appoint, on a monthly basis, a designated member of the Board or Investment Committee who will be responsible for (i) overseeing the Company’s investments in Broadly Syndicated Loans and CLO Notes and assuring that they comply with the Parameters, including the Minimum Criteria; (ii) providing a monthly report to the Members regarding the Company’s investments in Broadly Syndicated Loans and CLO Notes and their compliance with the Parameters; (iii) providing a weekly report (the “Names Report”) to the Members with respect to all of the Company’s Broadly Syndicated Loan and CLO Note activity in such week.

(d)

Approving, on a weekly basis, all Broadly Syndicated Loan and CLO Note investments reported in each Names Report (with the understanding that any such Broadly Syndicated Loan or CLO Note investments not so approved will be sold).

(e)

Materially modify or waive the terms of any Loan which results in any of the following: (1) an extension of additional capital or commitments; (2) an amendment or waiver of a financial covenant; (3) an approval of an acquisition which is expected to represent more than 20% of the earnings before interest, taxes, depreciation and amortization of the obligor or issuer; (4) an approval of a sale of assets which represents more than 20% of the earnings before interest, taxes, depreciation and amortization of the obligor or issuer; (5) the incurrence of additional senior debt by the obligor or issuer equal to or greater than 20% of the existing senior commitments or which results in leverage increasing by more than 0.5 times; or (6) an amendment or waiver of any payment term, including mandatory prepayments; provided that if the Members cannot agree as to any such material modification or waiver of an Investment, the Members shall vote in a manner consistent with a majority in interest of the other participants in such Investment (excluding other participants that are affiliates of a Member).

(f)	Materially modify or waive the terms of any Broadly Syndicated Loan or CLO Note in a manner that is inconsistent with the Parameters then in effect.

Schedule B-1

Initial Parameters and Minimum Criteria

Initial Parameters

The Initial Parameters shall be as follows:

For the period from November 1, 2022 to December 1, 2022 the Company may investment in non-negotiated, broadly syndicated debt (“Broadly Syndicated Loans”) in issuers (“Issuers”) that satisfy the following criteria and any legal or regulatory constraints applicable to the Members. Any investments that do not satisfy these Parameters, must be specifically approved by the Board.

•

Such Broadly Syndicated Loans must be structured as 1st or 2nd lien secured loans or senior secured notes which, for the avoidance of doubt, shall not include bridge loans, operating or finance leases of letters of credit,

•	Issuers must have at least $150M of total potential indebtedness.

•	Issuers must have a rating or credit estimate of Caa3 or CCC-.[1]

•	Issuers must be domiciled or have their principal place of business in the U.S., Canada, or other OECD countries.[2]

•	Such Broadly Syndicated Loans must bear a stated coupon.

•	The minimum purchase price for the Broadly Syndicated Loans must be greater than 70% of the S&P/LSTA Leveraged Loan Index.

•	On or before November 1, 2023:

•	such Broadly Syndicated Loans must be at least 90% 1st lien loans,

•	such Broadly Syndicated Loans must not be more than 5% senior secured notes, senior secured bonds, senior unsecured bonds, or subordinated bonds

•	such Broadly Syndicated Loans must be not more than 10% with a rating/credit estimate lower than B3 or B-

•	no particular Broadly Syndicated Loan can comprise more than 3% of the Company’s total Investments, and

•	no industry can comprise more than 17.5% of the Company’s total Investments.

•	no countries outside the U.S. or Canada (or Tax Jurisdictions) will comprise more than 10% of the Company’s total Investments.

•

For the period from November 1, 2022 to November 1, 2023 the Company may investment in senior and subordinated notes issued by collateralized loan obligations (“CLO Notes”) that satisfy the following criteria and any legal or regulatory constraints applicable to the Members; provided, however, that CLO Notes excludes any CLO notes issued by a CLO sponsored or managed by WellFleet. Any investments that do not satisfy these Parameters, must be specifically approved by the Board:

[1]	Exceptions for DIP/Restructuring should be specifically approved.
[2]	Exceptions for tax jurisdictions should be separately approved.

•	the underlying collateral must satisfy all of the Broadly Syndicated Loan criteria noted above,

•	no single class of CLO Notes can comprise more than 3% of the Company’s Investments, and

•	no single CLO manager can comprise more than 15% of the Company’s Investments.

Minimum Criteria

The initial Minimum Criteria shall be as follows:

For the week commencing on November 1, 2022, the Company may investment up to $250 million in Broadly Syndicated Loans and CLO Notes issued by the following Issuers and asset managers:

NAMES: Loan Pipeline + Current Loan List + Approved CLO Manager List

Provided; however, that the Company may not invest more than $25 million in any particular issuer and the interest rate spreads of any such Broadly Syndicated Loans and CLO Notes must be between 2.50% and 10.00%.